Exhibit 2.1

Execution Version 30/8/16

Share sale agreement

relating to shares comprising 100% of the issued capital

of A.J. Considine Proprietary Limited

The persons named in Schedule 1 (Vendors)

C.H. Robinson (Australia) Pty Ltd (Purchaser)

Level 40 Governor Macquarie Tower 1 Farrer Place
Sydney NSW 2000 Australia DX 117 Sydney
T +61 2 9921 8888 F +61 2 9921 8123
minterellison.com

ME_130835635_20 (W2013)

Share sale agreement

relating to shares comprising 100% of the issued capital of A.J. Considine Proprietary Limited

Details		5

Agreed terms		6

1.	Defined terms & interpretation	6
1.1	Defined terms	6
1.2	Interpretation	12
1.3	Headings	13
2.	Sale and purchase of Shares and obligations prior to Completion	13
2.1	Agreement to sell and purchase	13
2.2	Waiver of pre-emptive rights	13
2.3	Conditions Precedent	13
2.4	Failure of Conditions Precedent	14
2.5	Vendors’ obligations prior to Completion	14
3.	Payment of Purchase Price and Net Debt	15
3.1	Amount of Purchase Price	15
3.2	Payment of Net Debt	15
3.3	Discharge of Inter Company Debt	15
3.4	Adjustments to finalise the Purchase Price	15
3.5	Payment of the Completion Payment and Escrow Amount	15
3.6	Respective Proportions	15
3.7	Cleared funds	15
4.	Escrow Account	16
4.1	Escrow Account	16
4.2	Interest and costs	16
4.3	Payments out of Escrow Account	16
4.4	Set off against Escrow Amount	16
4.5	Payment of Escrow Amount	17
4.6	Unresolved Claims	17
4.7	No Encumbrance	17
5.	Completion	17
5.1	Time and place	17
5.2	Obligations of the Vendors	18
5.3	Obligations of the Purchaser	18
5.4	Simultaneous actions at Completion	19
5.5	Conduct until the Shares are registered	19
5.6	Records	19
6.	Completion Accounts	19
6.1	Completion Accounts	19
6.2	Basis of preparation	19
6.3	Access to information	19
6.4	Review of Completion Accounts	19
6.5	Dispute Resolution Procedure	20
6.6	Costs	21
7.	Release of Guarantees	21

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 2
ME_130835635_20 (W2013)

8.	Warranties	21
8.1	Warranties	21
8.2	Reliance of the Purchaser	21
8.3	Application of the Warranties	21
8.4	Qualifications	21
8.5	No limitations for fraud	21
8.6	No representation by a Group Company	21
8.7	Survival	22
9.	Indemnities	22
9.1	General indemnity	22
9.2	Specific indemnities	22
10.	Tax Indemnity	22
10.1	Indemnity	22
10.2	Exceptions to Indemnity	23
10.3	Tax Subject Claims	23
11.	Warranty, Indemnity and Tax Claims	23
11.1	Notice of potential Warranty or Indemnity Claim	23
11.2	Effect of payment	23
11.3	Financial limits on Claims	24
11.4	Time limits on Claims	24
11.5	Maximum aggregate liability for Claims	24
11.6	Gross-up for Tax	24
11.7	Conduct of Third Party Claims	24
11.8	If Vendors conduct Third Party Claim	24
11.9	If Vendors do not conduct the Third Party Claim	25
11.10	Reimbursement if subsequent recovery from Third Parties	26
11.11	Notice of Tax Claim	26
11.12	Tax Claims process	26
11.13	Dispute between parties in relation to a Tax Claim	27
12.	Tax returns	27
12.1	Pre-Completion returns	27
12.2	Straddle Returns / Post-Completion returns	27
13.	Representations by the Purchaser	28
13.1	Representations	28
13.2	Application of representations by the Purchaser	28
14.	Restraint	28
14.1	Defined terms	28
14.2	Prohibited activities	29
14.3	Duration of prohibition	29
14.4	Geographic application of prohibition	29
14.5	Interpretation	30
14.6	Exceptions	30
14.7	Acknowledgments	30
15.	Confidentiality and publicity	30
15.1	Confidentiality	30
15.2	Confidential Information - until Completion or termination	31
15.3	Confidential Information - after Completion	31
15.4	Announcements	31
16.	Termination	31
16.1	Default	31
16.2	After termination	31
16.3	Survival	32
16.4	Accrued rights	32

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 3
ME_130835635_20 (W2013)

17.	GST	32
17.1	Interpretation	32
17.2	GST gross up	32
17.3	Reimbursements	32
17.4	Tax invoice	32
17.5	No GST on Purchase Price	32
18.	Benefits held on trust	32
19.	Notices and other communications	32
19.1	Service of notices	32
19.2	Effective on receipt	33
20.	Notices, agreements, variations, waivers and consents by Vendors	33
20.1	Notices	33
20.2	Agreements, variations, waivers and consents	33
21.	Assignment	33
21.1	Assignment in general	33
21.2	Assignment to financier	33
22.	Miscellaneous	34
22.1	Alterations	34
22.2	Approvals and consents	34
22.3	Costs	34
22.4	Stamp duty	34
22.5	Survival	34
22.6	Counterparts	34
22.7	No merger	34
22.8	Entire agreement	34
22.9	Further action	34
22.10	Severability	34
22.11	Waiver	34
22.12	Relationship	34
22.13	Governing law and jurisdiction	35
22.14	Dispute resolution	35
Schedule 1 - Vendors		36
Schedule 2 - Group details		37
Schedule 3 - Officers and Key Employees
Schedule 4 - Completion Accounts - principles of preparation
Schedule 5 - Pro forma accounts
Schedule 6 - Guarantees		39
Schedule 7 - Warranties		40
Schedule 8 - Intellectual Property Rights
Schedule 9 - Properties (Warranty 18)
Schedule 10 - Permitted Security Interests

Signing page		64

Annexure A – List of documents in Vendors’ Data Room at 5.00pm, Tuesday, 30 August 2016 (Due Diligence Materials)		79

Annexure B - Form of Escrow Deed		80

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 4
ME_130835635_20 (W2013)

Details

Date 31 AUGUST 2016

Parties

Name	The persons named in Schedule 1

Short form name	Each a Vendor

Name	C.H. Robinson (Australia) Pty Ltd

ACN	614 158 879

Short form name	Purchaser

Notice details	c/- MinterEllison, Level 40, Governor Macquarie Tower, One Farrer Place, Sydney, NSW 2000 Email: leigh.brown@minterellison.com Facsimile: +61 2 9921 8123 Attention: Leigh Brown

With copy to	Ben G Campbell Chief Legal Officer & Secretary C.H. Robinson Worldwide, Inc 14701 Charlson Road, Eden Prairie, MN 55347, United States of America Email: ben.campbell@chrobinson.com

Background

A	The Shares are legally and beneficially owned by the Vendors as set out in Schedule 1.

B	The Vendors have agreed to sell, and the Purchaser has agreed to purchase, the Shares on the terms and conditions set out in this agreement.

C	Each Key Employee has entered into a New Service Agreement which is subject to Completion occurring.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 5
ME_130835635_20 (W2013)

Agreed terms

1.	Defined terms & interpretation

1.1	Defined terms

In this agreement:

1936 Tax Act means the Income Tax Assessment Act 1936 (Cth).

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

Accounting Standards means the Australian Accounting Standards and, if and to the extent that any matter is not covered by such standards, means generally accepted accounting principles applied in Australia for companies similar to the Group Companies.

Accounts means the audited consolidated balance sheet of the Group (including APCNZ) as at the Accounts Date and the separate audited consolidated profit and loss statements and statements of cash flows of the Group (excluding APCNZ) and of APCNZ for the financial year ended on the Accounts Date together with the notes to, and the reports of the directors in respect of those accounts.

Accounts Date means 30 June 2016.

Anti-Bribery Laws means any bribery or corruption prevention laws, rules and regulations of any jurisdiction in which any Group Company conducts business (including Division 70 of the Criminal Code Act 1995 (Cth), the US Foreign Corrupt Practices Act 1977 and the Bribery Act 2010 (UK).

APCNZ means APC Logistics (NZ) Limited, Company No 449015.

Associate means, in relation to a person:

(a)	an associate of the person under sections 10 to 17 of the Corporations Act;

(b)	a company or trust of which the person has Control; or

(c)	the spouse or child over the age of 18 of the person.

Bonuses means all bonuses, whether contractual or discretionary, payable by the Group after the Accounts Date (including to employees, the Vendors and/or their related parties) in relation to the Transaction.

Business means the businesses carried on by the Group (including APCNZ) as at the date of this agreement or the Completion Date (as the case requires), including the business of international freight forwarding and customs broking.

Business Day means:

(a)	for receiving a notice under clause 19.1, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Victoria, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Cash means the amount of cash at bank, together with accrued interest on such cash, of the Group as at the close of business on the Completion Date.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a Third Party or a party to this agreement.

Company means A.J. Considine Proprietary Limited ACN 005 055 292, details of which are set out in Part A, Schedule 2.

Completion means completion of the sale and purchase of the Shares contemplated by this agreement.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 6
ME_130835635_20 (W2013)

Completion Accounts means the audited consolidated balance sheet of the Group (including 100% of APCNZ) as at the close of business on the Completion Date and the audited consolidated profit and loss statement and statement of cash flows of the Group for the period from the Accounts Date to the close of business on the Completion Date, to be prepared and agreed or determined in accordance with clause 6, including both the Completion Net Tangible Assets Amount and the Completion Net Debt Amount.

Completion Date means the date when Completion occurs.

Completion Net Tangible Assets Amount means the value of the net tangible assets of the Group as at the close of business on the Completion Date as set out in the Completion Accounts (including the value for APCNZ as a separate part of that total value for the Group).

Completion Net Debt Amount means the amount of Net Debt of the Group as at the close of business on the Completion Date as set out in the Completion Accounts (including the amount for APCNZ as a separate part of that amount for the Group).

Completion Payment means $299.0 million minus the Estimated Net Debt Amount and minus the Escrow Amount.

Conditions Precedent means the conditions precedent set out in clause 2.3.

Confidential Information means:

(a)	all information of or used by any Group Company or the Business relating to their transactions, operations and affairs;

(b)	all other information treated by any Group Company as confidential;

(c)	all notes, data, reports and other records (whether or not in tangible form) based on, incorporating or derived from information referred to in paragraphs (a) or (b) of this definition; and

(d)	all copies (whether or not in tangible form) of the information, notes, reports and records referred to in paragraphs (a), (b) or (c) of this definition,

that is not public knowledge (otherwise than as a result of a breach of a confidentiality obligation of a party).

Control means:

(a)	of a company by a person:

(i)	the person determines the composition of the board of directors of the company or has the capacity to do so;

(ii)	the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person;

(iii)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of the company;

(B)	the majority of the issued shares of any of the company’s holding companies;

(C)	for the avoidance of doubt, the majority of the issued shares of the ultimate holding company of the company; or

(D)	the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; or

(iv)	the person controls (as that term is defined in the Corporations Act) the company; and

(b)	of a trust by a person:

(i)	the person is a trustee of the trust;

(ii)	the person has, either alone or with its Associates, the ability to remove or appoint the trustee of the trust;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 7
ME_130835635_20 (W2013)

(iii)	the composition of the board of directors of any trustee company of the trust is determined by the person or the person has the capacity to do so;

(iv)	the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(v)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of any trustee company of the trust;

(B)	the majority of the issued shares of a holding company of any trustee company of the trust;

(C)	for the avoidance of doubt, the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(D)	the majority of the units, securities or other rights granted by the trust which entitling holders to distributions from the trust; or

(vi)	the person controls (as that term is defined in the Corporations Act) the trust.

Corporations Act means the Corporations Act 2001 (Cth).

Debt means all debt which the Group has as at the close of business on the Completion Date as set out in the Completion Accounts, determined in accordance with the Accounting Standards and constituted by:

(a)	A$14.5 million payable, as purchase price, by the Company under the NZ Agreement;

(b)	amounts owed to CH Robinson Worldwide (Australia) Pty Ltd;

(c)	the aggregate amount owed by the Group to any other bank or other external lender or person in respect of loans and any other financial indebtedness or interest-bearing liability; plus

(d)	the amount required to pay out hedging instruments, including foreign currency hedges if required as a result of repayment of the amounts referred to under (a) above or as a result of the Transaction; plus

(e)	the aggregate amount owed by the Group to any Vendor or Associate; plus

(f)	all bank guarantees that have been called on or drawn; plus

(g)	all Bonuses; plus

(h)	all Transaction Costs; plus

(i)	all dividends or other distributions declared by the Group but not yet paid; plus

(j)	fees and costs incurred in connection with early repayment of indebtedness including without limitation, break funding or swap unwinding fees or costs; plus

(k)	the amount required to pay out all finance leases; plus

(l)	the Income Tax Provision,

but excluding the following:

(m)	bank guarantees in respect of a Group Company in favour of customers, suppliers or landlords as disclosed in the Due Diligence Materials, provided that such guarantees have not been called on or drawn;

(n)	moneys owing to trade creditors in the ordinary course of business;

(o)	moneys owing in relation to operating lease facilities (if any); and

(p)	amounts owed to Group Companies by other Group Companies (provided that such companies remain Group Companies immediately after Completion).

Determination Date means the date being five Business Days after the date on which the Completion Accounts (including both the Completion Net Tangible Assets Amount and the Completion Net Debt Amount) become final and binding on the Vendors and the Purchaser under this agreement.

Disclosing Party has the meaning given in clause 15.1(a).

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 8
ME_130835635_20 (W2013)

Due Diligence Materials means the information and documents provided to the Purchaser or its Representatives in the Vendors’ Data Room during the period ending 5.00pm, Tuesday, 30 August 2016 (Melbourne time), an index of which is attached as Annexure A.

Employment Termination Date means, with respect to a Vendor, a Sharcom Shareholder or Garyn John Hayes, the date when that Vendor, Sharcom Shareholder or Garyn John Hayes ceases employment with a Group Company.

Escrow Account means the interest bearing bank account to be opened with Australia and New Zealand Banking Group Limited ABN 11 005 357 522 (or such other bank as the Purchaser and the Vendors’ Representative may agree in writing) before Completion in the name of the Purchaser and the Vendors’ Representative.

Escrow Agent means Australia and New Zealand Banking Group Limited ABN 11 005 357 522.

Escrow Amount means A$15 million.

Escrow Amount Payment Date has the meaning given in clause 4.5.

Escrow Deed means the escrow deed, substantially in the form attached as Annexure B, to be entered into on or before Completion between the Vendors’ Representative, the Purchaser and the Escrow Agent.

Estimated Net Debt Amount means the Vendors’ good faith estimate of the Net Debt to be notified to the Purchaser in writing three Business Days before the Completion Date.

Financial Reporting Act means the Financial Reporting Act 1993 (NZ) and the Financial Reporting Act 2013 (NZ), as applicable.

Governmental Authority includes any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including any town planning or development authority, public utility, environmental, building, health, safety or other body or authority) having jurisdiction, authority or power over or in respect of any Group Company, the Business or the Properties.

Group means the Company and the Subsidiaries.

Group Company means any one of the Company and the Subsidiaries.

GST means tax chargeable in accordance with the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or the Goods and Services Tax Act 1985 (New Zealand), as the case may be.

Guarantees means those guarantees and securities given by the Vendors or their Associates in respect of the obligations of a Group Company listed in Schedule 6.

Income Tax Provision means the provision for income Tax assessable that is payable, but unpaid, by the Group in respect of the period up to the Completion Date as set out in the Completion Accounts.

Indemnities means the indemnities given by the Vendors to the Purchaser and each Group Company under clause 9 and the Tax Indemnity.

Indemnity Claim means a Claim by the Purchaser under an Indemnity.

Independent Accountant means a chartered accountant or firm of chartered accountants appointed under clause 6.5(d).

Inter Company Debt means any money owing by the Vendors or any of their Associates as at the close of business on the Completion Date to a Group Company.

Key Employees means the persons listed in Schedule 3.

Leases means the leases of the Properties, details of which are set out in Schedule 9.

Liabilities includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description (including legal costs and expenses).

Management Accounts means the unaudited consolidated monthly accounts of the Group for the period commencing 1 July 2016 and expiring at the end of the month immediately before the month during which Completion takes place.

Net Debt means Debt less Cash.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 9
ME_130835635_20 (W2013)

New Service Agreement means a new service contract between a Group Company and a Key Employee that has been entered into subject to Completion occurring.

NZ Agreement means the share sale agreement of even date relating to the Company acquiring, for A$14.5 million, 76,950 ordinary shares in APCNZ, comprising the 45% of the issued capital of APCNZ that is not owned by the Company.

Perfected has the meaning given in section 21 of the PPSA.

Permitted Security Interest means any of:

(a)	a retention of title arrangement under which title is retained by a supplier over goods supplied to the Group until payment for such goods is made provided that such arrangement has been entered into in the ordinary and usual course of business;

(b)	a security interest referred to in Schedule 10 contemplated by section 12(3)(b) of the PPSA provided that such commercial consignment has been entered into in the ordinary and usual course of business; and

(c)	a security interest referred to in Schedule 10 contemplated by section 12(3)(c) of the PPSA provided that such PPS lease has been entered into in the ordinary and usual course of business and is not a security interest within the meaning of section 12(1) of the PPSA; and

(d)	a Security Interest in favour of any Government Authority for taxes, rates or charges which are not overdue or are being contested or litigated in good faith.

PPSA means the Personal Property Securities Act 2009 (Cth).

Properties means the leasehold properties listed in Schedule 9.

Public Agency means:

(a)	a Governmental Authority;

(b)	a political party;

(c)	a public organisation, being an organisation whose members are:

(i)	countries or territories;

(ii)	governments of countries or territories; and/or

(iii)	other public international organisations and includes, without limitation, the World Bank, the United Nations, the International Monetary Fund and the OECD; and

(d)	any company, association, organisation, business, enterprise, organ, committee, sub-committee, commission, council or other entity which is owned, whether in whole or in part, or controlled or established by any person listed in paragraphs (a) to (c) of this definition.

Purchase Price means the amount specified in clause 3.1.

Recipient has the meaning given in clause 15.1.

Records means all original and copy records, documents, books, files, reports, accounts, plans, correspondence, letters and papers of every description and other material regardless of their form or medium and whether coming into existence before, on or after the date of this agreement, belonging or relating to or used by any Group Company including certificates of registration, minute books, statutory books and registers, books of account, Tax returns (together with supporting tax calculations and work papers in respect of each such return showing adjustments between accounting net profit and taxable income, and all other records that each Group Company is required by any Tax Law to retain), title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records.

Recovered Amount has the meaning given in clause 11.10(a).

Representatives means, in relation to a person or entity, its officers, employees, contractors, agents, advisers or financiers.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 10
ME_130835635_20 (W2013)

Respective Proportions means the respective proportions in which the Vendors are entitled to share in the payments to the Vendors under this agreement, as set out in column 4 of Schedule 1, or any other proportions which the Vendors notify to the Purchaser in writing at least two Business Days before the due date for payment.

Security Interest means a ‘security interest’ as defined in the PPSA.

Sharcom Shareholders means the shareholders of Sharcom Pty Ltd ACN 100 181 164, being:

(a)	Kenneth William Franklin; and

(b)	Janine Maree Franklin.

Shares means all of the shares in the Company, as set out in column 3 of Schedule 1.

Subsidiaries means the subsidiaries of the Company, details of which are set out in Part B, Schedule 2, and Subsidiary means any one of them.

Target Net Tangible Assets Amount means A$22,500,000.

Tax includes income tax, capital gains tax, franking (or imputation) deficit tax, franking (or imputation) additional tax, over-franking tax, withholding tax, approved issuer levy, fringe benefit(s) tax, pay-as-you-earn, pay-as-you-go, sales tax, customs or excise duty, payroll tax, land tax, stamp duty, financial institutions duty, debits tax, water and municipal rates, gift tax, gift duty, estate tax, superannuation contributions and charges, social security and national insurance contributions, accident compensation levies, KiwiSaver contributions, purchase, goods and services tax, value added tax, prescribed payments and all other taxes, charges, assessments, contributions, withholdings, remittances, imposts, duties, excises, rates and levies or other statutory, governmental or local governmental impositions of whatever nature in any part of the world and any penalties, interest, fines or other costs in relation to any Tax.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or the Income Tax Act 2007 (NZ), as the context requires.

Tax Authority means any government, semi-government, administrative, municipal, statutory, fiscal or judicial body, department, commission, authority, tribunal, agency, entity or person responsible for the collection of any Tax or administration of any Tax Law.

Tax Claim means an assessment, notice, amended assessment, demand or other document issued by or taken by or on behalf of any Tax Authority against a Group Company whether before or after the date of this agreement as a result of which the Group Company is, is proposed to be, or may be, liable to make a payment for Tax or is, is proposed to be, or may be, deprived of the benefit of any Tax Relief and also includes any amounts payable by such company under a valid tax sharing agreement under section 721-25 of the 1997 Tax Act.

Tax Indemnity means the indemnity given by the Vendors under clause 10.

Tax Law means any law with respect to or imposing any Tax.

Tax Liability means all Liabilities relating to Tax including:

(a)	any Tax payable by a Group Company (or for which a Group Company is liable, whether directly or pursuant to any agreement relating to Tax) or any loss or reduction of any Tax Relief of a Group Company;

(b)	any payment by (or obligation of) a Group Company to any Third Party (including but not limited to payments to customers, agents and suppliers of a Group Company) relating to a Liability for Tax or obligation for Tax of the Third Party (including a Liability for Tax of customers, agents and suppliers of a Group Company); and

(c)	all costs and expenses incurred by or on behalf of a Group Company in managing any Tax enquiry, dispute or similar action.

Tax Relief means any loss, credit, rebate, refund, set-off, relief, allowance or deduction in relation to Tax (including any carry forward Tax losses that accrue before Completion or become available before Completion), and any right to repayment of Tax (whether or not including interest or penalties).

Tax Subject Claim means a Claim for a breach of a Tax Warranty or under the Tax Indemnity.

Tax Warranties means the Warranties that comprise Warranty 11.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 11
ME_130835635_20 (W2013)

Third Party means a person that is not a party or an Associate of a party.

Third Party Claim means:

(a)	a Claim made by a Third Party against the Purchaser or any Group Company that is reasonably likely to result in a Warranty Claim by the Purchaser under this agreement; or

(b)	a Claim the Purchaser or any Group Company is entitled to make against a Third Party based on anything that is reasonably likely to result in a Warranty Claim by the Purchaser under this agreement.

Title Subject Claim means a Claim for a breach of a Title Warranty.

Title Warranties means the Warranties that comprise Warranty 2, Warranty 3 and Warranty 4.

Transaction means the sale and purchase of the Shares under this agreement.

Transaction Costs means all costs, fees and expenses (including GST) paid or payable by the Group (including on behalf of the Vendors and any Associate) directly or indirectly in connection with the Transaction, including the negotiation, preparation, execution and completion of this agreement, the Escrow Deed and the New Service Agreements.

Transaction Document means each of:

(a)	this agreement;

(b)	the Escrow Deed; and

(c)	each New Service Agreement.

Unresolved Claim means any Warranty Claim or Indemnity Claim which the Purchaser has against the Vendors arising under this agreement in respect of which notice has been given to the Vendor but has not been adjudicated on, finalised or settled as at the Escrow Amount Payment Date.

Vendors’ Representative means Anthony James Considine or such other person nominated by the Vendors in writing to the Purchaser with notice details of Anthony James Considine being as follows:

Address:	460 Bay Street, Port Melbourne, VIC 3207;
Email:	tony.considine@apclogistics.com.au;
Fax:	+61 3 9644 7253.

Vendor Payment has the meaning given in clause 11.10(a).

Warranties means each of the representations and warranties given under clause 8 and set out in Schedule 7.

Warranty Claim means a Claim by the Purchaser for a breach of Warranty.

1.2	Interpretation

In this agreement, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, $A, dollar or $ is to Australian currency;

(f)	a reference to time is to Melbourne, Australia time;

(g)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 12
ME_130835635_20 (W2013)

(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(l)	any deed, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(m)	any deed, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(p)	a reference to a document in agreed form is to a document the form of which has been agreed by the parties before the date of this agreement; and

(q)	a reference to except as disclosed (or words to that effect) is a reference to something that is fully and fairly disclosed in this agreement. In this context, for a matter to be fully and fairly disclosed it must be disclosed to the Purchaser in sufficient detail so as to enable a reasonable person to identify the nature and scope of the relevant matter, event or circumstance (including in each case, the financial effect of the relevant matter, event or circumstance must be reasonably ascertainable from the information disclosed).

1.3	Headings

Headings are for ease of reference only and do not affect interpretation.

2.	Sale and purchase of Shares and obligations prior to Completion

2.1	Agreement to sell and purchase

Subject to clauses 2.3 and 2.4, the Vendors, as legal and beneficial owners, agree to sell to the Purchaser, and the Purchaser agrees to buy from the Vendors, the Shares:

(a)	for, in aggregate, the Purchase Price;

(b)	free from Security Interests;

(c)	with all rights, including dividend and voting rights, attached or accrued to them on or after the Completion Date; and

(d)	subject to this agreement.

2.2	Waiver of pre-emptive rights

Each Vendor waives in favour of the Purchaser any rights of pre-emption which that Vendor has or may have in respect of any of the Shares.

2.3	Conditions Precedent

This agreement (except for this clause 2.3, clause 2.4 and clause 20) is conditional upon:

(a)	the Purchaser receiving, and Completion must not occur until the Purchaser receives, notice in writing from the Treasurer, or his or her agent, to the effect that there are, without

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 13
ME_130835635_20 (W2013)

conditions or with conditions acceptable to the Purchaser, no objections under the Australian Government’s Foreign Investment Policy or under the Foreign Acquisitions and Takeovers Act 1975 (Cth) to the Purchaser acquiring the Shares in accordance with this agreement;

(b)	the NZ Agreement being completed so that the Company owns 100% of the issued capital of APCNZ on or before Completion; and

(c)	APCNZ obtaining a complete release and discharge of any mortgage or charge over its assets to secure monies outstanding (including from ANZ Bank New Zealand Limited (as successor to The National Bank of New Zealand), Royalwolf Trading New Zealand Limited and Coffee Distributors NZ Limited) in a form suitable for registration under the Personal Property and Securities Act 1999 (NZ).

2.4	Failure of Conditions Precedent

If the Conditions Precedent are not fulfilled by 5.00pm on 31 December 2016, either the Purchaser or the Vendors may terminate this agreement by giving five Business Days’ notice in writing to the other party.

2.5	Vendors’ obligations prior to Completion

Until Completion, the Vendors must ensure that:

(a)	the Purchaser and its Representatives are allowed reasonable access to the Properties, the Records and the Key Employees, at all reasonable times before Completion, to enable the Purchaser, as is reasonably necessary to:

(i)	become familiar with the Business and the affairs of the Group; and

(ii)	investigate the accuracy of the Warranties;

(b)	each Group Company does not alter its constitution, share capital or borrowings;

(c)	the Group does not do anything other than carrying on the Business in the ordinary course and in particular ensure that the Group does not before Completion:

(i)	dispose, agree to dispose of or grant any Security Interest in relation to any asset of the Business, other than stock sold in the ordinary course of business;

(ii)	terminate, adversely vary or fail to enforce the terms of any material contract;

(iii)	accept or agree to any variations to services to be performed or goods to be supplied under a material contract;

(iv)	enter into any abnormal or unusual transaction which adversely affects the Business;

(v)	amend the terms of engagement of, or terminate the employment of, any of the Key Employees;

(vi)	hire, or agree to hire, any employee, agent or contractor except in the ordinary course of business;

(vii)	terminate the employment of any employee or encourage the resignation of any employee, except in the ordinary course of business; and

(viii)	enter into any claim, disclaimer, surrender, compromise, settlement, election or consent of a material nature for Tax purposes;

(d)	the Vendors do not solicit or respond to any enquiries or proposals by any person, other than the Purchaser, concerning an acquisition of any of the Shares or, except in the ordinary course of business, any of the assets of the Group; and

(e)	the Purchaser is informed of, and consulted about, any matter which materially affects the Business or a Group Company.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 14
ME_130835635_20 (W2013)

3.	Payment of Purchase Price and Net Debt

3.1	Amount of Purchase Price

The Purchase Price for the Shares is:

(a)	the Completion Payment, subject to adjustment by the amount payable under clause 3.4(e) and, if applicable, pursuant to clause 11.2; and

(b)	the Escrow Amount.

3.2	Payment of Net Debt

On the Completion Date:

(a)	the Purchaser must pay to the Company, by way of loan, an amount equal to the Estimated Net Debt Amount; and

(b)	the parties acknowledge and agree that the Group will apply the funds provided to the Company under clause 3.2(a), together with the Cash, towards the immediate payment and full discharge of all of the Debt.

3.3	Discharge of Inter Company Debt

On the Completion Date the Vendors must pay and discharge the Inter Company Debt, including by providing appropriate directions to the Purchaser with respect to payment of the Completion Payment.

3.4	Adjustments to finalise the Purchase Price

(a)	If the Completion Net Tangible Assets Amount is more than the Target Net Tangible Assets Amount, then on the Determination Date the Purchaser must pay an amount equal to the excess to the Vendors.

(b)	If the Completion Net Tangible Assets Amount is less than the Target Net Tangible Assets Amount, then on the Determination Date the Vendors must pay an amount equal to the shortfall to the Purchaser.

(c)	If the Completion Net Debt Amount is more than the Estimated Net Debt Amount, then on the Determination Date the Vendors must pay an amount equal to the excess to the Purchaser.

(d)	If the Completion Net Debt Amount is less than the Estimated Net Debt Amount, then on the Determination Date the Purchaser must pay an amount equal to the shortfall to the Vendors.

(e)	Any payments to be made pursuant to (a) to (d) above must be netted off so that only one payment will be made by the Purchaser or the Vendors.

3.5	Payment of the Completion Payment and Escrow Amount

On the Completion Date, the Purchaser must:

(a)	pay the Completion Payment to the Vendors; and

(b)	pay the Escrow Amount into the Escrow Account.

3.6	Respective Proportions

Payments under this agreement to the Vendors must be paid to the Vendors in their Respective Proportions.

3.7	Cleared funds

All payments under this agreement must be paid by bank cheque or telegraphic transfer to an account or accounts nominated by, as applicable, the Vendors or the Purchaser or otherwise in cleared funds.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 15
ME_130835635_20 (W2013)

4.	Escrow Account

4.1	Escrow Account

(a)	On or before the Completion Date, the Purchaser and the Vendors’ Representative must procure that the Escrow Agent establishes the Escrow Account in accordance with the Escrow Deed into which on Completion the Purchaser will pay the Escrow Amount.

(b)	The Escrow Amount shall be held by the Escrow Agent in the Escrow Account to be held at call pending the receipt by the Escrow Agent of instructions pursuant to clause 4.3.

4.2	Interest and costs

(a)	All interest earned on the Escrow Amount will be paid in the same proportions and to the same party(ies) as the Escrow Amount (or part thereof) are paid.

(b)	All legal and other costs incurred and chargeable by the Escrow Agent in connection with establishing and maintaining the Escrow Account shall be paid by the Vendors as to 50% and the Purchaser as to 50% and in accordance with the Escrow Deed.

4.3	Payments out of Escrow Account

(a)	The Escrow Agent must be instructed to establish the Escrow Account on terms which require it to release money from the Escrow Account in accordance with the Escrow Deed, only on the joint written instructions of the Vendors’ Representative and the Purchaser, or in accordance with an arbitration award or court order.

(b)	The Purchaser and the Vendors’ Representative must promptly give, or join in giving, all instructions and take all other steps as may be necessary to procure that the Escrow Account is operated, and the Escrow Amount (including interest accruing on it) is applied, in accordance with this clause 4.

4.4	Set off against Escrow Amount

(a)	The Purchaser may set off against and deduct from the Escrow Amount any Warranty Claim or Indemnity Claim it has against the Vendors arising under this agreement that it has established, agreed, compromised, settled or determined in accordance with this clause 4.4.

(b)	The Purchaser must serve notice on the Vendors’ Representative with details of a Warranty Claim or Indemnity Claim and the amount claimed from the Escrow Amount promptly after becoming aware of it.

(c)	If the Vendors’ Representative disputes the Purchaser’s Warranty Claim or Indemnity Claim notified under clause 4.4(b), the Vendors’ Representative must serve notice on the Purchaser within 10 Business Days of receiving the Purchaser’s notice under clause 4.4(b) setting out reasonable details of the amounts in dispute and the basis for the dispute.

(d)	If the Vendors’ Representative does not serve notice under clause 4.4(c), the Purchaser may set off and deduct the amount claimed by it or such other amount agreed by the Vendor and the Purchaser from the Escrow Amount.

(e)	If:

(i)	the Vendors’ Representative serves notice in accordance with clause 4.4(c); and

(ii)	the Warranty Claim of Indemnity Claim is subsequently agreed, compromised or settled or a judgment or award is made in favour of the Purchaser in respect of the Warranty Claim or Indemnity Claim,

the Purchaser may set off and deduct from the Escrow Amount the amount payable to the Purchaser under that agreement, compromise, settlement, judgment or award, including any costs reasonably incurred by the Purchaser in resolving such Warranty Claim or Indemnity Claim.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 16
ME_130835635_20 (W2013)

4.5	Payment of Escrow Amount

If, on the 18-month anniversary of the Completion Date (Escrow Amount Payment Date):

(a)	there are no Unresolved Claims, then the Purchaser must pay to the Vendors in their Respective Proportions the Escrow Amount less any amounts it has deducted (or is entitled to deduct) in accordance with this agreement; or

(b)	there are Unresolved Claims, then the Purchaser must pay to the Vendors in their Respective Proportions the Escrow Amount:

(i)	less any amounts it has deducted (or is entitled to deduct) in accordance with this agreement; and

(ii)	less the amount (Unresolved Claims Amount) of the Unresolved Claims as at the Escrow Amount Payment Date.

4.6	Unresolved Claims

(a)	If an Unresolved Claim is adjudicated on, finalised or settled in favour of the Purchaser, the Purchaser may set off against and deduct from the Escrow Amount the amount payable to the Purchaser under that agreement, compromise, settlement, judgment or award, including any costs reasonably incurred by the Purchaser in resolving such Unresolved Claim (Agreed Unresolved Claim Amount).

(b)	Within five Business Days of all Unresolved Claims being adjudicated on, finalised or settled:

(i)	if the aggregate of all Agreed Unresolved Claim Amounts is less than the Escrow Amount remaining after deduction of all of the Agreed Unresolved Claim Amounts (Remaining Escrow Amount), the Purchaser must immediately pay the difference to the Vendors in their Respective Proportions;

(ii)	if the aggregate of all Agreed Unresolved Claim Amounts is equal to the Remaining Escrow Amount, then no payment is required under this clause 4; and

(iii)	if the aggregate of all Agreed Unresolved Claim Amounts is greater than the Remaining Escrow Amount, without limiting any other rights or remedies of the Purchaser, the Vendors must immediately pay the difference to the Purchaser.

4.7	No Encumbrance

For the purposes of payment under clause 4.4(a), the parties agree that:

(a)	the Escrow Account is established to hold the Escrow Amount for administrative purposes only;

(b)	the Escrow Amount is the property of the Purchaser and not the Vendors and is not held on trust for, or otherwise for the benefit of, the Vendors; and

(c)	this clause 4 does not, and is not intended to, create an Security Interest over the Escrow Amount or the Escrow Account in favour of either the Purchaser or the Vendors.

5.	Completion

5.1	Time and place

Unless the parties otherwise agree on another place or time, Completion will take place at:

(a)	the offices of Minter Ellison, Level 23, Rialto Towers, 525 Collins Street, Melbourne VIC 3000; and

(b)	12 noon on the last Business Day of the month during which the Conditions Precedent are fulfilled provided that if the date of such fulfilment occurs during the last three Business Days of a month then the time of Completion will instead be at 12 noon on the last Business Day of the next month.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 17
ME_130835635_20 (W2013)

5.2	Obligations of the Vendors

At or before Completion, the Vendors must:

(a)	deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of the Shares in registrable form together with the relevant share certificates;

(b)	deliver to the Purchaser duly executed and unconditional deeds of release, on terms satisfactory to the Purchaser, of the Shares free from any Security Interest and (including pursuant to clause 2.3(c)) the assets of each Group Company from any Security Interest (other than a Permitted Security Interest);

(c)	produce to the Purchaser any power of attorney or other authority under which the transfers of the Shares are executed;

(d)	deliver a duly executed copy of the Escrow Deed;

(e)	deliver a New Service Agreement duly executed by each Key Employee;

(f)	deliver to the Purchaser duly executed instruments irrevocably waiving in favour of the Purchaser all rights of pre-emption which any person has in respect of any of the Shares (if any);

(g)	cause the board of directors of the Company to resolve that the transfers of the Shares be approved and registered;

(h)	subject to the Purchaser complying with its obligations under clause 5.3(c), cause the persons listed in the fifth, sixth, and seventh columns in the table in Schedule 3 (or any other persons notified in writing by the Purchaser to the Vendors before Completion) to be appointed as directors, secretary, and public officer (as applicable) of each Group Company with effect from Completion;

(i)	cause the resignation of the persons listed in the second, third, and fourth columns in the table in Schedule 3 as directors and secretary (as applicable) of each Group Company with effect from Completion;

(j)	deliver to the Purchaser a letter (in the form required by the Purchaser) from each resigning officer of a Group Company acknowledging that he or she has no Claim against any Group Company for breach of contract, loss of office, redundancy, compensation, payment or repayment of loans or otherwise, except for payments properly payable as an employee for accrued salary, holiday pay and long service leave up to the Completion Date;

(k)	cause the revocation, with effect from Completion, of all authorities relating to bank accounts of each Group Company;

(l)	deliver to the Purchaser all Records complete and up to date (other than those which the Vendors are entitled to retain under clause 5.6) by leaving them at the places at the Properties at which they are usually located in the normal course of operations of the Business;

(m)	deliver to the Purchaser the common seal (if any) of each Group Company;

(n)	deliver to the Purchaser the ASIC corporate key for each Group Company; and

(o)	do all other things necessary or desirable to transfer the Shares, to complete any other transaction contemplated by this agreement and to place the Purchaser in effective control of the Group and the Business.

5.3	Obligations of the Purchaser

The Purchaser must:

(a)	at Completion, make the payments specified in clause 3.2(a) and clause 3.5;

(b)	at or before Completion, deliver to the Vendors a duly executed copy of the Escrow Deed and counterparts of all documents that any Vendor is required to deliver under clause 5.2 to which the Purchaser is a party or which otherwise contemplate execution by the Purchaser or its Associates, duly executed by the Purchaser or its relevant Associates (as the case may be);

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 18
ME_130835635_20 (W2013)

(c)	at or before Completion, provide to the Company a written consent to act as director, secretary or public officer (as applicable) from each of the persons listed in the fifth, sixth and seventh columns of the table in Schedule 3 (or any other persons notified in writing by the Purchaser to the Vendors before Completion); and

(d)	after Completion, ensure that the Company meets its operating liabilities and costs.

5.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this agreement and the NZ Agreement are interdependent;

(b)	all actions required to be performed under this agreement and the NZ Agreement will be taken to have occurred simultaneously on the Completion Date; and

(c)	the Purchaser need not complete the purchase of any Shares unless the purchase of all the Shares, and the purchase of shares under the NZ Agreement, are completed simultaneously.

5.5	Conduct until the Shares are registered

After Completion and until the Shares are registered in the name of the Purchaser, the Vendors must:

(a)	convene and attend at general meetings of each Group Company; and

(b)	vote at general meetings and take all other action in the capacity of the registered holder of the Shares,

as the Purchaser may lawfully require from time to time by notice in writing to the Vendors.

5.6	Records

The Vendors may retain after Completion copies of any Records necessary for them to comply with any applicable law (including Tax Law) and to prepare Tax or other returns required of it by law.

6.	Completion Accounts

6.1	Completion Accounts

The Purchaser must as soon as practicable, and in any event no later than 30 Business Days, after the Completion Date procure the Group to prepare, and give to the Vendors’ Representative, the Completion Accounts.

6.2	Basis of preparation

The Completion Accounts must be prepared, and both the Completion Net Tangible Assets Amount and the Completion Net Debt Amount must be calculated:

(a)	in accordance with the Completion Accounts principles set out in Schedule 4; and

(b)	in the same format (including the same line items) as the pro forma accounts set out in Schedule 5.

6.3	Access to information

The Purchaser must ensure that all information and assistance requested by the Vendors’ Representative is given to him to review the Completion Accounts and must permit representatives of the Vendors’ Representative to have reasonable access to, and take extracts from or make copies of, the Records in order to review the Completion Accounts.

6.4	Review of Completion Accounts

(a)	If the Vendors’ Representative does not dispute, in accordance with clause 6.5(a), the Completion Accounts within 15 Business Days after the date on which he is given a copy of the Completion Accounts (Final Objection Date) those accounts will be taken to be

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 19
ME_130835635_20 (W2013)

agreed by the parties as the final Completion Accounts and both the Completion Net Tangible Assets Amount and the Completion Net Debt Amount in those Completion Accounts will be final and binding on the parties.

(b)	If the Vendors’ Representative disputes the Completion Accounts before the Final Objection Date, the dispute will be determined in accordance with clause 6.5.

6.5	Dispute Resolution Procedure

(a)	If the Vendors’ Representative disputes the Completion Accounts, the Vendors’ Representative must give the Purchaser a notice (Dispute Notice) before the Final Objection Date setting out:

(i)	reasonable details of each matter in dispute; and

(ii)	the reasons why each matter is disputed.

(b)	Within 10 Business Days of the Vendors’ Representative giving the Purchaser a Dispute Notice, the Purchaser must give the Vendors’ Representative a response in writing on the disputed matters and setting out any additional matters in dispute (Response).

(c)	If the Vendors’ Representative and the Purchaser have not resolved the dispute (including in respect of any additional matters in dispute set out in a Response) within 10 Business Days of the Purchaser giving the Response to the Vendors’ Representative, the dispute must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute.

(d)	The Independent Accountant must be agreed by the Vendors’ Representative and the Purchaser. If the Vendors’ Representative and the Purchaser cannot agree within five Business Days of a Response being received by the Vendors’ Representative, then either the Vendors’ Representative or the Purchaser may request the President of the Law Institute of Victoria to nominate the Independent Accountant.

(e)	If the Vendors’ Representative or the Purchaser requests the President of the Law Institute of Victoria to nominate the Independent Accountant, the parties must comply with all requirements of the President of the Law Institute of Victoria for the provision of that nomination including providing the President of the Law Institute of Victoria with:

(i)	a copy of relevant provisions of this agreement;

(ii)	a description of the dispute or issue to be resolved by the Independent Accountant, being the dispute in relation to the Completion Accounts; and

(iii)	the approximate value of, and the technical area involved in, the dispute.

If the President of the Law Institute of Victoria nominates a list of persons to be the Independent Accountant rather than one particular person, the first person named on that list will be the Independent Accountant.

(f)	The disputed matters must be referred to the Independent Accountant by written submission which must include the Completion Accounts, the Dispute Notice, the Response and an extract of the relevant provisions of this agreement. The Independent Accountant must also be instructed to finish its determination no later than 20 Business Days after its appointment (or another period agreed by the parties).

(g)	The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other parties.

(h)	The Independent Accountant must act as an expert and not as an arbitrator and its written determination will be final and binding on the parties in the absence of manifest error and the Completion Accounts will be deemed to be amended accordingly and will be taken to comprise the final Completion Accounts.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 20
ME_130835635_20 (W2013)

6.6	Costs

The costs of the:

(a)	President of the Law Institute of Victoria (if requested) in providing its nomination of the Independent Accountant; and

(b)	Independent Accountant (if instructed),

will be borne as to one half by the Vendors and as to one half by the Purchaser unless, in respect of the costs of the Independent Accountant only, the Independent Accountant decides otherwise having regard to the relative position of the parties on the disputed matters.

7.	Release of Guarantees

The Purchaser:

(a)	must use reasonable efforts to procure the release of the Vendors and their Associates (as applicable) from each of the Guarantees with effect from Completion; and

(b)	indemnifies the Vendors and their Associates from and against any Claim or Liability arising out of the Guarantees that may be suffered or incurred by the Vendors or any of their Associates which relates to events or circumstances occurring after Completion.

8.	Warranties

8.1	Warranties

The Vendors represent and warrant to the Purchaser that the Warranties are true and accurate at the date of this agreement and will be true and accurate at the Completion Date.

8.2	Reliance of the Purchaser

The Vendors acknowledge that the Purchaser enters into this agreement and will complete the sale and purchase of Shares under this agreement in reliance on the Warranties.

8.3	Application of the Warranties

Subject to clause 11.4, each Warranty:

(a)	remains in full force and effect after Completion;

(b)	is separate and independent and is not limited by reference to any other Warranty or any other provision in this agreement; and

(c)	is not affected or limited in any way by any investigation made by or on behalf of the Purchaser or any information relating to the Business or any Group Company of which the Purchaser has actual or constructive knowledge except to the extent that it is disclosed (within the meaning of clause 1.2(q)) under clause 8.4.

8.4	Qualifications

The Warranties are given subject to and are qualified by the matters that are fully and fairly disclosed (within the meaning of clause 1.2(q)) in this agreement.

8.5	No limitations for fraud

None of the limitations on Claims in this clause 8 will apply if any Vendor fraudulently, dishonestly, deliberately or recklessly makes or omits to make a disclosure in this agreement in such a way as to render any Warranty misleading, false or deceptive.

8.6	No representation by a Group Company

(a)	Each Vendor acknowledges that no Group Company gives any representation, warranty or guarantee about the accuracy of any information or opinion given by any Group Company or any Group Company’s officers, employees, agents or advisers to the Vendors or the Vendors’ officers, employees, agents or advisers in connection with the Warranties, the Business, the affairs of any Group Company, or the negotiation and preparation of this agreement.

(b)	Each Vendor must waive any right or Claim it may have against any Group Company or any Group Company’s officers, employees, agents or advisers for any error or misrepresentation in, or omission from, any information or opinion referred to in clause 11.1(a).

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 21
ME_130835635_20 (W2013)

8.7	Survival

Subject to clause 11.4, the provisions of clause 8 remain in full force and effect after Completion.

9.	Indemnities

9.1	General indemnity

The Vendors indemnify the Purchaser and each Group Company:

(a)	from all Liabilities which the Purchaser or any Group Company suffers, pays or incurs by reason of:

(i)	any of the Warranties being untrue, inaccurate or misleading in any respect; or

(ii)	any failure by the Vendors to fulfil its obligations under this agreement; and

(b)	from all Claims made by any Third Party in relation to:

(i)	a matter which constitutes, or circumstances that constitute, a breach of any of the Warranties or any other covenant or representation of the Vendors in this agreement; or

(ii)	any failure by the Vendors to fulfil its obligations under this agreement.

For the avoidance of doubt, the Purchaser is entitled to bring a Claim either on an indemnity basis under this clause 9.1 or on a contractual basis for breach of a Warranty, or both, provided that the Purchaser may not, in connection with facts, matters or circumstances giving rise to a Claim, recover more than its aggregate Liabilities.

9.2	Specific indemnities

The Vendors indemnify the Purchaser and each Group Company from any Claim by a former shareholder of a Group Company against a Group Company with respect to an event, action or omission (including a declaration of dividend) which took place on or before Completion.

10.	Tax Indemnity

10.1	Indemnity

The Vendors indemnify the Purchaser and the Group Companies for any Tax Liability incurred, arising as a result of, or in respect of, or by reference to any of the following:

(a)	(pre-Completion events) any event (including a supply) occurring, or deemed under any Tax Law to occur, in relation to the activities of the Group Company on or before Completion;

(b)	(income) any income, profits or gains (including capital gains) earned, derived, accrued or received or deemed under any Tax Law to have been earned, derived accrued or received in relation to the activities of a Group Company on or before Completion;

(c)	(deductions) the disallowance under Tax Law of an expense, loss or outgoing incurred in relation to the activities of a Group Company on or before Completion (including interest expenditure on a loan and payment to, or a provision for a payment to, an employee);

(d)	(withholdings) any withholding required to be made or any notice required to be given under any Tax Law in relation to the activities of a Group Company on or before Completion;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 22
ME_130835635_20 (W2013)

(e)	(credits) the disallowance of a Tax credit or rebate of Tax under any Tax Law relating to a matter referred to in any of clauses 10.1(a) to 10.1(d) (inclusive);

(f)	(rollovers) an asset of a Group Company having been on or before Completion the subject of a claim for rollover relief under any Tax Law;

(g)	(tax relief) any Tax Liability for which a Group Company may have obtained relief under any Tax Law (whether by way of deferral of capital gains tax or otherwise and including, stamp duty corporate reconstruction relief) which has or will become payable as a result of entry into this agreement or as a consequence of exercising any rights or performing any obligations under this agreement (including any rights obligations or matters relating to Completion);

(h)	(transaction tax) any Tax Liability in respect of any agreement, deed, other document or transaction entered into on or before Completion to which a Group Company is or has been a party or by which a Group Company derives, has derived or will derive a substantial benefit;

(i)	(GST) any supply, transaction, acquisition or importation which has been made or deemed to have been made or attributed to a Group Company at any time on or before Completion; and

(j)	(GST group liabilities) any liability incurred by a Group Company, as a member or representative of a GST group, of which a Group Company was a member at any time before Completion.

10.2	Exceptions to Indemnity

The Vendors will not be liable for a Tax Subject Claim to the extent that the Tax Subject Claim:

(a)	relates to a Tax Liability for which adequate provision has been made in the Accounts or the Completion Accounts;

(b)	arises from any action or omission by a Vendor in accordance with the terms of this agreement or the prior written approval, consent or agreement of the Purchaser;

(c)	arises out of or in respect of an increase in the rate of Tax after the date of this agreement;

(d)	arises out of a change in Tax Law after the date of this agreement, including a change in Tax Law which takes effect retrospectively (except where the change in Tax Law was publicly announced as at the date of this agreement); or

(e)	arises from any election or choice made by a Group Company in relation to Tax, on or after Completion.

10.3	Tax Subject Claims

Without limiting the effect of clauses 11.3, 11.4, and 11.5, and for the avoidance of doubt, the Purchaser is entitled to bring a Tax Subject Claim either on an indemnity basis under this clause 10 or on a contractual basis for a breach of a Tax Warranty, or both, provided that the Purchaser may not recover more than its aggregate Liabilities.

11.	Warranty, Indemnity and Tax Claims

11.1	Notice of potential Warranty or Indemnity Claim

As soon as possible after a party first becomes aware of anything which it is aware is or may be reasonably likely to give rise to a Warranty Claim or an Indemnity Claim:

(a)	it must notify the other parties in writing of that fact, together with all available details; and

(b)	the Vendors must, as and when requested by the Purchaser, provide to the Purchaser any information and details which the Purchaser reasonably requires.

11.2	Effect of payment

A payment to the Purchaser for a Warranty Claim or an Indemnity Claim is to be treated as a reduction in the Purchase Price.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 23
ME_130835635_20 (W2013)

11.3	Financial limits on Claims

Other than in respect of Title Subject Claims and Tax Subject Claims, the Vendors have no liability for a Warranty Claim or an Indemnity Claim until the aggregate of all those Claims exceeds $500,000, in which event the Purchaser may claim the whole amount.

11.4	Time limits on Claims

Other than in respect of Title Subject Claims, the Vendors have no liability for a Warranty Claim or an Indemnity Claim, unless:

(a)	in the case of a Warranty Claim or an Indemnity Claim (except for a Tax Subject Claim or an Indemnity Claim pursuant to clause 9.2), the Purchaser has given written notice of the Claim to the Vendors on or before the third anniversary of the Completion Date; and

(b)	in the case of a Tax Subject Claim or an Indemnity Claim pursuant to clause 9.2, the Purchaser has given written notice of the Claim to the Vendors on or before the seventh anniversary of the Completion Date.

11.5	Maximum aggregate liability for Claims

Other than in respect of Title Subject Claims, the maximum aggregate liability of the Vendors for all Claims made by the Purchaser under this agreement is equal to the Purchase Price.

11.6	Gross-up for Tax

If the Vendors are liable to pay an amount to the Purchaser or any Group Company pursuant to a Warranty Claim or an Indemnity Claim and:

(a)	any such payment is assessable under the Tax Act such that the payment increases the Tax payable by, or reduces any Tax Relief available to, the Purchaser or a Group Company under the Tax Act; or

(b)	as a consequence of the receipt of a payment referred to in clause 11.6(a), an amount of taxable income arises to the Purchaser or a Group Company under the Tax Act,

then in addition to the payment by the Vendors of the amount pursuant to the Warranty Claim or Indemnity Claim (as the case may be), the Vendors must promptly pay to the Purchaser or Group Company, as the case requires, such additional amount as is necessary to ensure that the Purchaser or Group Company, as the case requires, is compensated for the value of the Tax Relief lost, or that the net amount retained by the Purchaser or the Group Company, as the case requires, after deduction of Tax or payment of the increased income tax, equals the amount the Purchaser or the Group Company, as the case requires, would have retained had the Tax or increased income tax not been payable or the Tax relief not been lost.

11.7	Conduct of Third Party Claims

(a)	The Vendors, subject to this clause 11.7 and clause 11.8, may, in respect of a Third Party Claim notified by the Purchaser under clause 11.1, by written notice to the Purchaser within 10 Business Days of receipt of a Claim Notice inform the Purchaser that they either:

(i)	elect to take over the conduct of the Third Party Claim; or

(ii)	do not elect to take over conduct of the Third Party Claim.

(b)	The Vendors may only seek to take over the conduct of the Third Party Claim if they have, by written notice to the Purchaser, unconditionally accepted liability for the corresponding Warranty Claim or Indemnity Claim (as the case may be).

11.8	If Vendors conduct Third Party Claim

(a)	Where the Vendors elect to take over the conduct and/or defence of a Third Party Claim in accordance with clause 11.7:

(i)	the Vendors:

(A)	must conduct the Third Party Claim in good faith;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 24
ME_130835635_20 (W2013)

(B)	must act reasonably in all the circumstances, including having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill of the Business;

(C)	must have regard to the reputation, affairs and operations of the Company;

(D)	must minimise disclosure of commercially sensitive information of the Business;

(E)	agree to do so at their own expense;

(F)	agree to consult regularly with the Purchaser in relation to the Third Party Claim;

(G)	agree to provide the Purchaser with copies of documents and inter-party correspondence concerning the conduct, negotiation, control, defence and/or outcome or settlement of the Third Party Claim;

(H)	may recover costs from the Third Party incurred as a consequence of the Third Party Claim; and

(I)	may negotiate, settle or compromise the Third Party Claim at their own expense and after proper consultation with the Purchaser under paragraph (F) above;

(ii)	the Purchaser must:

(A)	at the Vendors’ expense, provide the Vendors with access to all relevant personnel and to relevant documents, books and records (with the right to take copies) reasonably required for the purpose of the conduct of the Third Party Claim;

(B)	co-operate with the Vendors in respect of the Third Party Claim; and

(C)	not admit any Liability, enter into any agreement about or settle or compromise the Third Party Claim without the prior written consent of the Vendors; and

(iii)	the Vendors indemnify the Purchaser and any Group Company against all Liabilities suffered, paid or incurred by the Purchaser or any Group Company arising out of the conduct of the Third Party Claim, including the conduct of the Vendors under this clause 11.8 and from anything done or not done by the Purchaser or any Group Company in order to comply with this clause 11.8 or acts or omissions required or requested of the Purchaser or any Group Company in respect of the same, as and when they fall due.

(b)	Nothing in clause 11.1 or this clause 11.8 requires the Purchaser (acting reasonably) to allow the Vendors to have access to anything that is the subject of legal professional privilege or has been prepared for the purposes of, or in contemplation of, the Purchaser making a Claim against the Vendors under this agreement.

11.9	If Vendors do not conduct the Third Party Claim

If the Vendors do not notify the Purchaser of their election within the period specified in clause 11.7(a):

(a)	they are taken to have elected to not take over the conduct of the Third Party Claim;

(b)	the Purchaser may conduct the Third Party Claim in its absolute discretion;

(c)	they must render to the Purchaser all such assistance as the Purchaser may reasonably require in disputing the Third Party Claim; and

(d)	they must indemnify the Purchaser and any Group Company against all Liabilities suffered, paid or incurred by the Purchaser or any Group Company arising out of the conduct of the Third Party Claim.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 25
ME_130835635_20 (W2013)

11.10	Reimbursement if subsequent recovery from Third Parties

If:

(a)	the Purchaser or any Group Company receives any payment from or on behalf of the Vendors for any Warranty Claim or Indemnity Claim other than from the Escrow Agent (Vendor Payment) and the Purchaser or any Group Company subsequently recovers any amount from the Escrow Agent or any other Third Party (including under a Third Party Claim) for anything causing that Warranty Claim or Indemnity Claim (as the case may be) (Recovered Amount); and

(b)	if the Recovered Amount, when aggregated with the Vendor Payment, exceeds the Purchaser’s and any Group Company’s total Liabilities in respect of the facts, matters or circumstances giving rise to the Warranty Claim or Indemnity Claim (the amount of such excess being the Excess), the Purchaser must promptly:

(c)	notify the Vendors of the Recovered Amount; and

(d)	pay the Vendors an amount equal to the lesser of:

(i)	the Excess less any reasonable costs and expenses incurred by the Purchaser or any Group Company (as the case may be) in making that recovery; and

(ii)	the Vendor Payment.

11.11	Notice of Tax Claim

(a)	The Purchaser must, and must procure that each Group Company does, notify the Vendors within 10 Business Days of becoming aware of a Tax Claim, providing:

(i)	the amount of the Tax Claim (where known);

(ii)	a description in reasonable detail of the nature of the Tax Claim; and

(iii)	a copy of any documents or materials issued by a Tax Authority in respect of the Tax Claim.

(b)	For the purpose of the notice period in clause 11.11(a), the Purchaser will only be deemed to be aware of a Tax Claim if the Purchaser is actually aware of the Tax Claim.

(c)	Failure by the Purchaser to notify, or to procure that the Company notifies, the Vendors of a Tax Claim in accordance with this clause 11.11 does not prevent the Purchaser from making a Tax Subject Claim under this agreement, however the Vendors’ liability for the Tax Subject Claim will be reduced to the extent that any failure by the Purchaser to comply with this clause 11.11 has directly increased the amount of the Tax Subject Claim.

11.12	Tax Claims process

(a)	Subject to clause 11.12(c), the Purchaser will have the sole control of the conduct of any action to dispute, defend, object to, contest, appeal, compromise or settle a Tax Claim, and shall be free to pay or settle the Tax Claim on such reasonable terms as the Purchaser determines, provided that it must consult with and use its reasonable endeavours to agree with the Vendors the optimal approach to favourably settling the Tax Claim with the Tax Authority.

(b)	The Purchaser agrees to keep the Vendors fully informed of any proposed conduct under clause 11.12(a) and provide the Vendors with sufficient time for the Vendors to determine whether or not the Vendors agree with any proposed course of action.

(c)	Where the Vendors provide the Purchaser with written notice of their disagreement with a proposed course of action under clause 11.12(a), subject to the Vendors indemnifying and securing the Purchaser against all Liabilities which may be incurred (including any additional Tax), the Purchaser may take such action as the Vendors reasonably request in disputing, defending, objecting to, contesting, appealing, compromising or settling the Tax Claim.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 26
ME_130835635_20 (W2013)

11.13	Dispute between parties in relation to a Tax Claim

(a)	If a dispute arises between the Vendors and the Purchaser in respect of a Tax Claim (including the amount of the Tax Claim) under clause 11.11, then, within 21 days of a dispute arising, either the Vendors or the Purchaser may refer the matter to an expert with the request that the expert make a decision on the matter as soon as practicable after receiving any submissions from the Vendors and the Purchaser.

(b)	The expert is to be a person with over ten years’ experience in Tax agreed by the Vendors and the Purchaser, or if they do not agree on the person to be appointed within 7 days of one party requesting appointment, a person with the same expertise nominated by relevant law institute.

(c)	Where an expert is appointed:

(i)	the decision of the expert is to be conclusive and binding on the parties in the absence of manifest error;

(ii)	the Vendors and the Purchaser agree to each pay one half of the expert’s costs and expenses in connection with the reference;

(iii)	the expert is appointed as an expert and not as an arbitrator; and

(iv)	the procedures for determination are to be decided by the expert in its absolute discretion.

12.	Tax returns

12.1	Pre-Completion returns

(a)	The Vendors will, at their own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Group Companies for any Tax period ending on or before the Completion Date (Pre-Completion Returns).

(b)	The Vendors must ensure that each Pre-Completion Return is prepared in a manner consistent with the requirements of any Tax Law.

(c)	The Purchaser, on reasonable notice from the Vendors, must provide to the Vendors:

(i)	access to any information and records in relation to Tax, as relevant, within the possession and control of the Purchaser; and

(ii)	reasonable assistance to allow the Vendors to prepare any Pre-Completion Returns.

(d)	The Vendors must deliver each Pre-Completion Return and supporting work papers to the Purchaser, at least 10 Business Days before it is due to be filed, for the Purchaser’s review and comment, and if the Purchaser objects to any items set out in the Pre-Completion Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to an expert as contemplated by clause 11.13 as if the dispute were a dispute in relation to a Tax Claim.

(e)	The Vendors must procure that each Pre-Completion Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Pre-Completion Return that has been properly obtained).

12.2	Straddle Returns / Post-Completion returns

(a)	The Purchaser will, at its own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Group Companies for any Tax period ending after the Completion Date, including, for the avoidance of doubt, for any Tax period commencing prior to the Completion Date but ending after the Completion Date (Straddle Returns).

(b)	The Purchaser must ensure that each Straddle Return is prepared in a manner consistent with the requirements of any Tax Law.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 27
ME_130835635_20 (W2013)

(c)	The Vendors, on reasonable notice from the Purchaser, must provide to the Purchaser:

(i)	reasonable access to any information and records in relation to Tax, as relevant, within the possession and control of the Vendors; and

(ii)	reasonable assistance to allow the Purchaser to prepare any Straddle Return.

(d)	The Purchaser must deliver each Straddle Return and supporting work papers to the Vendors, at least 10 Business Days before it is due to be filed, for the Vendors’ review and comment, and if the Vendors object to any items set forth in the Straddle Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to be resolved by an expert as contemplated by clause 11.13 as if the dispute were a dispute in relation to a Tax Claim.

(e)	The Purchaser must procure that any Straddle Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Straddle Return that has been properly obtained).

13.	Representations by the Purchaser

13.1	Representations

The Purchaser represents and warrants to the Vendors that each of the following statements is true and accurate at the date of this agreement and will be true and accurate on the Completion Date:

(a)	it is validly existing under the laws of its place of registration or incorporation;

(b)	it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(c)	it has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement;

(d)	its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms; and

(e)	no:

(i)	meeting has been convened, resolution proposed, petition presented or order made for its winding up;

(ii)	receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed in relation to all or any of its assets; or

(iii)	mortgagee has taken, attempted to take or indicated an intention to exercise its rights under any security of which it is the mortgagor or chargor.

13.2	Application of representations by the Purchaser

Each of the representations by the Purchaser under clause 13.1 remains in full force and effect on and after Completion.

14.	Restraint

14.1	Defined terms

In this clause 14, a reference to the Business is to the Business as at the Completion Date, and:

engage in means to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

Prohibited Persons means:

(a)	each Vendor;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 28
ME_130835635_20 (W2013)

(b)	each Sharcom Shareholder;

(c)	Garyn John Hayes; and

(d)	each Associate of a Vendor, a Sharcom Shareholder or Garyn John Hayes.

14.2	Prohibited activities

Each Vendor undertakes to the Purchaser that the Prohibited Persons will not:

(a)	engage in a business or an activity that is:

(i)	the same or similar to the Business or any part or parts of the Business; or

(ii)	in competition with the Business or any part or parts of the Business;

(b)	solicit, canvass, approach or accept an approach from a person who was at any time during the 12 month period ending on the Completion Date a customer of the Group or the Business with a view to obtaining their custom in a business that is the same or similar to the Business or is in competition with the Business;

(c)	interfere with the relationship between the Group or the Business and its customers, licensors, employees or suppliers;

(d)	induce or help to induce an employee of the Group to leave their employment; or

(e)	use a logo, symbol, trade mark or business name which may be misleading or deceptively similar to, or likely to be confused with, a logo, symbol, trade mark or business name owned or used by the Group (including those trade marks and business names set out in Schedule 8).

14.3	Duration of prohibition

The undertakings in clause 14.2 begin on the Completion Date and end for each Vendor, each Sharcom Shareholder and Garyn John Hayes:

(a)	on the fifth anniversary of the Completion Date or Employment Termination Date, whichever is the later.

(b)	on the fourth anniversary of the Completion Date or Employment Termination Date, whichever is the later.

(c)	on the third anniversary of the Completion Date or Employment Termination Date, whichever is the later.

(d)	on the second anniversary of the Completion Date or Employment Termination Date, whichever is the later.

(e)	on the first anniversary of the Completion Date or Employment Termination Date, whichever is the later.

14.4	Geographic application of prohibition

The undertakings in clause 14.2 apply only if the activity prohibited by clause 14.2 occurs within:

(a)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, Italy, Belgium, Netherlands, Brazil, South Africa, and the United Kingdom;

(b)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, Italy, Belgium, Netherlands, Brazil, and South Africa;

(c)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, Italy, Belgium, Netherlands, and Brazil;

(d)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, Italy, Belgium, and Netherlands;

(e)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, Italy, and Belgium;

(f)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, Germany, and Italy;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 29
ME_130835635_20 (W2013)

(g)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, India, and Germany;

(h)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, Thailand, and India;

(i)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, Hong Kong, and Thailand;

(j)	Australia, New Zealand, the United States, Canada, China, Taiwan, Singapore, and Hong Kong;

(k)	Australia, New Zealand, the United States, Canada, China, Taiwan, and Singapore;

(l)	Australia, New Zealand, the United States, Canada, China, and Taiwan;

(m)	Australia, New Zealand, the United States, Canada, China;

(n)	Australia, New Zealand, the United States, Canada;

(o)	Australia, New Zealand, the United States;

(p)	Australia and New Zealand; or

(q)	Australia.

14.5	Interpretation

Clauses 14.2, 14.3 and 14.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 14.2, with each period in clause 14.3, and combining each of those combinations with each area in clause 14.4. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 14.2, 14.3 and 14.4.

14.6	Exceptions

This clause 14 does not restrict a Prohibited Person from:

(a)	performing any employment agreement with the Group;

(b)	holding 5% or less of the shares of a listed company; or

(c)	recruiting a person through a recruitment agency (except if the agency targets employees of the Group) or in a response to a newspaper, web page or other public employment advertisement.

14.7	Acknowledgments

Each Vendor acknowledges that:

(a)	all the prohibitions and restrictions in this clause 14 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if a Prohibited Person breaches this clause 14; and

(c)	the Purchaser may apply for injunctive relief if:

(i)	a Prohibited Person breaches or threatens to breach this clause 14; or

(ii)	it believes a Prohibited Person is likely to breach this clause 14.

15.	Confidentiality and publicity

15.1	Confidentiality

A party (Recipient):

(a)	must keep confidential any confidential information of another party (Disclosing Party) disclosed to the Recipient by the Disclosing Party, or of which the Recipient becomes aware, at any time up to Completion, except information which is public knowledge otherwise than as a result of a breach of confidentiality by the Recipient or any of its permitted disclosees; and

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 30
ME_130835635_20 (W2013)

(b)	may disclose any confidential information in respect of which the Recipient has an obligation of confidentiality under clause 15.1(a) only:

(i)	to those of the Recipient’s officers or employees or financial, legal or other advisers who:

(A)	have a need to know for the purposes of this agreement or the transactions contemplated by it; and

(B)	undertake to the Recipient (and, where required by the Disclosing Party, to the Disclosing Party also) a corresponding obligation of confidentiality to that undertaken by the Recipient under this clause 15.1; or

(ii)	if required to do so by law or any applicable stock exchange.

15.2	Confidential Information - until Completion or termination

A reference in clauses 15.1(a) and 15.1(b) to confidential information includes, as regards the Purchaser, Confidential Information and the Purchaser must comply with those provisions with respect to Confidential Information until the first to occur of:

(a)	Completion; or

(b)	a period of two years after termination of this agreement.

15.3	Confidential Information - after Completion

The Vendors must not, and must ensure that any related body corporate of a Vendor and its and their respective Representatives and Associates must not, after Completion without the prior written consent of the Purchaser, use or disclose any Confidential Information unless required to do so by law or any applicable stock exchange.

15.4	Announcements

A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this agreement unless:

(a)	it is required to be made by law or any applicable stock exchange and before it is made that party has:

(i)	notified the Purchaser and the Vendors; and

(ii)	given the Purchaser and the Vendors a reasonable opportunity to comment on the contents of, and the requirement for, it; or

(b)	it has the prior written approval of the Purchaser and the Vendors.

16.	Termination

16.1	Default

(a)	If the Vendors default in the performance of any of their obligations under this agreement, the Purchaser may immediately terminate this agreement by giving notice in writing to the Vendors’ Representative.

(b)	If the Purchaser defaults in the performance of any of its obligations under this agreement, the Vendors’ Representative may immediately terminate this agreement by giving notice in writing to the Purchaser.

16.2	After termination

On termination of this agreement for any reason, each party must stop, and must cause its permitted disclosees to stop, using confidential information of another party and, at the other party’s option:

(a)	return to the other party;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 31
ME_130835635_20 (W2013)

(b)	destroy and certify in writing to the other party the destruction of; or

(c)	destroy and permit a representative of the other party to witness the destruction of,

all confidential information in its possession or control.

16.3	Survival

Clause 15 continues to apply after termination of this agreement.

16.4	Accrued rights

Termination of this agreement does not affect any accrued rights or remedies of a party.

17.	GST

17.1	Interpretation

In this clause 17, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or defined in the Goods and Services Tax Act 1985 (New Zealand) has the meaning given to it in that respective Act.

17.2	GST gross up

If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause 17.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

17.3	Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased, if applicable, in accordance with clause 17.2.

17.4	Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this agreement until it receives a tax invoice for the supply to which the payment relates.

17.5	No GST on Purchase Price

The parties agree that payment of the Purchase Price (including from the Escrow Account) will not require payment of GST.

18.	Benefits held on trust

The Purchaser holds the benefit of each indemnity, promise and obligation in this agreement that benefits it or any Group Company, any of their respective Associates or Representatives on its own behalf and on trust for each of those persons.

19.	Notices and other communications

19.1	Service of notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post, facsimile or email to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 32
ME_130835635_20 (W2013)

19.2	Effective on receipt

A Notice given in accordance with clause 19.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, the second Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice; and

(d)	if sent by email, when sent by the sender unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

20.	Notices, agreements, variations, waivers and consents by Vendors

20.1	Notices

(a)	The giving of any notice to the Vendors’ Representative shall constitute service of that notice on all the Vendors.

(b)	The giving of any notice by the Vendors’ Representative shall constitute service of that notice by and shall bind all the Vendors, and no Vendor may resile from it.

(c)	The Purchaser is not bound to act upon, and may in its absolute discretion disregard, any notice that is given by a Vendor other than a notice given by the Vendors’ Representative.

20.2	Agreements, variations, waivers and consents

Any agreement made, variation agreed to, or waiver, approval or consent given by the Vendors’ Representative shall constitute an agreement, variation, waiver, approval or consent by all Vendors, and each Vendor shall be bound by and may not resile from it.

21.	Assignment

21.1	Assignment in general

Subject to clause 21.2, a party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

21.2	Assignment to financier

The Purchaser may assign, charge or grant a Security Interest over a right under this agreement to:

(a)	a financier in connection with the acquisition of the Shares (for itself and as agent or trustee for any other such financier); or

(b)	a trustee or an agent of a financier in respect of facilities available to the Purchaser to finance or refinance an amount payable under this agreement,

and if such a security is enforced, the Purchaser, financier or trustee or agent may assign the benefit of the rights under this agreement to any purchaser or assignee from the financier or trustee or agent (or any receiver appointed by any of them) who acquires any Group Company or all or part of the Business.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 33
ME_130835635_20 (W2013)

22.	Miscellaneous

22.1	Alterations

This agreement may be altered only in writing signed by each party.

22.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

22.3	Costs

Each party must pay its own costs of negotiating, preparing and executing this agreement.

22.4	Stamp duty

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this agreement or any transaction contemplated by this agreement, must be paid by the Purchaser.

22.5	Survival

Any indemnity or any obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement.

22.6	Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

22.7	No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

22.8	Entire agreement

This agreement together with the other Transaction Documents constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

22.9	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and any transactions contemplated by it.

22.10	Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or parts of the term of this agreement continue in force.

22.11	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

22.12	Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 34
ME_130835635_20 (W2013)

22.13	Governing law and jurisdiction

This agreement is governed by the law of Victoria, Australia and, except for disputes that are to be resolved pursuant to clause 6.5, clause 11.13 or clause 22.14, each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

22.14	Dispute resolution

Except for disputes that are to be resolved pursuant to clause 6.5 or clause 11.3, all disputes and questions which shall arise between the parties whether during or after termination of this Agreement and whether in relation to the interpretation of this Agreement or enforcement of any of the provisions herein, shall be dealt with in the following manner:

(a)	the parties shall first attempt a bona fide endeavour to resolve the dispute or difference between themselves through open and frank discussion in the nature of conciliation, to bring about a resolution without necessity for legal proceedings or other formalities;

(b)	in the event that the parties shall be unable to bring about a resolution within the period of 30 days from the date on which such dispute or difference occurred (alternatively, any shorter time period that they may mutually agree upon) then the dispute or difference shall instead be referred to arbitration to be conducted pursuant to the provisions of the Commercial Arbitration Act 2011 (Victoria);

(c)	such arbitration shall be conducted in accordance with the UNCITRAL Model Law on International Commercial Arbitration (as adopted by the United Nations Commission on International Trade Law in 1985 and amended in 2006) (the Model Law) in respect of which this Clause shall be deemed to comprise an arbitration agreement for the purposes of chapter 2 of the Model Law; and

(d)	such arbitration proceedings shall be conducted:

(i)	in the English language;

(ii)	in accordance with the proper law specified in clause 22.13 hereof;

(iii)	at the International Trade Centre in Melbourne; and

(iv)	by a single Arbitrator appointed in accordance with Model Law whose fee shall be paid in equal shares by the parties.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 35
ME_130835635_20 (W2013)

Schedule 1 - Vendors

Column 1		Column 2		Column 3	Column 4
#		Vendor details		Shares	Respective Proportion
1.	Name	Anthony James Considine		1250 A Class shares	30.40%
	Notice details	Address:	460 Bay Street	1250 B Class shares
			Port Melbourne, VIC, 3207	1240 C Class shares

2.	Name	Victoria Anne Considine		1250 D Class shares	29.96%

	Notice details	Address:	460 Bay Street	1250 E Class shares
			Port Melbourne, VIC, 3207	1230 F Class shares

3.	Name	Michael Anthony Smith		1250 G Class shares	20.00%
	Notice details	Address:	1A Katandra Place	1240 H Class shares
			Doncaster East, VIC, 3109

4.	Name	Kenneth William Franklin		1000 I Class shares	8.03%

	Notice details	Address:	7 Wandsworth Road
			Surrey Hills, VIC, 3127

5.	Name	Sharcom Pty Ltd as trustee for The K&J Franklin Family Trust		1490 J Class shares	11.97%
	ACN	100 181 164
	Notice details	Address:	7 Wandsworth Road
			Surrey Hills, VIC, 3127

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 36
ME_130835635_20 (W2013)

Schedule 2 - Group details

Part A - Company

A.J. Considine Proprietary Limited

ACN	005 055 292

Registered office	264 Bay Street, Port Melbourne, VIC, 3207

Date of registration	13 May 1974

State of registration	Victoria

Share capital

$125.00 comprising 1250 A Class shares fully paid

$125.00 comprising 1250 B Class shares fully paid

$124.00 comprising 1240 C Class shares fully paid

$125.00 comprising 1250 D Class shares fully paid

$125.00 comprising 1250 E Class shares fully paid

$123.00 comprising 1230 F Class shares fully paid

$125.00 comprising 1250 G Class shares fully paid

$124.00 comprising 1240 H Class shares fully paid

$100.00 comprising 1000 I Class shares fully paid

$149.00 comprising 1490 J Class shares fully paid

Directors	Anthony James Considine Victoria Anne Considine Kenneth William Franklin Michael Anthony Smith

Secretary	Anthony James Considine Victoria Anne Considine

Part B - wholly owned Subsidiaries

APC Logistics Pty Ltd

ACN	006 246 260

Registered office	264 Bay Street, Port Melbourne, VIC, 3207

Date of registration	6 March 1984

State of registration	Victoria

Share capital	$30,000.00 comprising 30,000 A class shares held by A.J. Considine Pty Limited $10.00 comprising 10 ordinary shares held by A.J. Considine Pty Limited

Directors	Anthony James Considine Victoria Anne Considine Kenneth William Franklin Michael Anthony Smith

Secretary	Anthony James Considine

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 37
ME_130835635_20 (W2013)

APC Trade Management Pty Ltd

ACN	161 606 408

Registered office	264 Bay Street, Port Melbourne, VIC, 3207

Date of registration	11 December 2012

State of registration	Victoria

Share capital	$100.00 comprising 100 ordinary shares held by APC Logistics Pty Ltd

Directors	Anthony James Considine

Kenneth William Franklin

Michael Anthony Smith

Secretary	Anthony James Considine

Michael Anthony Smith

APC Logistics (NZ) Limited (55% subsidiary at date of this agreement and 100% subsidiary at Completion Date) (clause 2.3)

Company number	449015

NZ Business Number:	9429039279682

Registered office	C/- Chartered Accounting Limited, 22a Kalmia Street, Ellerslie, Auckland, 1051, New Zealand

Date of registration	12 December 1989

State of registration	New Zealand

Share capital	171,000

A.J. Considine Proprietary Limited ACN 005 055 292 as to 55%, being 94,050 shares;

Garyn John Hayes and Scott Jeffrey Williams as joint trustees of the G. Hayes Family Trust as to ~45%, being 76,949 shares; and Garyn John Hayes as to >0.01%, being 1 share.

Directors	Anthony James Considine

Garyn John Hayes

Michael Anthony Smith

Secretary	N/A

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 38
ME_130835635_20 (W2013)

Schedule 6 - Guarantees

Nil

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 39
ME_130835635_20 (W2013)

Schedule 7 - Warranties

Warranty 1 - Defined terms

In these Warranties:

Companies Act means the Companies Act 1993 (NZ).

Intellectual Property Licences means all agreements under which the Group has the right to use, but not to own, Intellectual Property Rights used in connection with the Business, including those listed in Schedule 8.

Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered), including:

(a)	business names;

(b)	trade or service marks;

(c)	any right to have information (including Confidential Information) kept confidential; and

(d)	patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know-how, logos, designs, design rights, copyright and similar industrial or intellectual property rights.

Law includes any statute, legislation, law, regulation, by-law, scheme, determination, ordinance, rule or other statutory provision (whether Commonwealth, State or municipal).

Moral Rights means each right defined as a moral right in Part IX of the Copyright Act 1968 (Cth), or Part IV of the Copyright Act 1994 (NZ), as the context requires, and any similar rights capable of protection under the laws of any foreign jurisdiction.

Owned Intellectual Property Rights means all Intellectual Property Rights owned by the Group, including the Intellectual Property Rights listed in Schedule 8 but excluding any Intellectual Property Rights that are the subject of any of the Intellectual Property Licences.

Personal Information means ‘personal information’ (as defined in the Privacy Act 1988 (Cth)) held by a Group Company.

Plant and Equipment means all plant, equipment (including computer equipment), motor vehicles, machinery, furniture, chattels, fixtures and fittings used by any Group Company.

Privacy Law means, as the context requires:

(a)	the Privacy Act 1988 (Cth);

(b)	the National Privacy Principles contained in Schedule 3 to the Privacy Act 1988 (Cth) or an approved privacy code (as defined in the Privacy Act 1988 (Cth)) that applies to a Group Company;

(c)	the Privacy Act 1993 (NZ)

(d)	an approved code of practice (as defined in the Privacy Act 1993 (NZ)) that applies to APCNZ; and

(e)	another statute, regulation or law in Australia or elsewhere relating to the protection of Personal Information that a Group Company must observe.

SGAA means the Superannuation Guarantee (Administration) Act 1992 (Cth).

Stock means all stocks of raw materials, materials used in manufacture, packaging materials, finished goods, goods under manufacture, work in progress, components, consumables, and other stock in trade of the Group at the Completion Date, including goods in transit and stock ordered by and paid for by any Group Company before the Completion Date but not received by the Completion Date.

Superannuation Arrangement means any fund, plan, or scheme, or division of a fund plan or scheme, under which superannuation, retirement, life assurance, death or disability benefits, pensions, annuities or other allowances, gratuities or benefits are or may be provided to or in respect of any employee of the Group or their dependants.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 40
ME_130835635_20 (W2013)

Warranty 2 - Vendors

2.1	The Vendors have full authority and all necessary consents to enter into and perform this agreement.

2.2	This agreement and all other agreements contemplated by this agreement will, when executed by the Vendors, constitute binding obligations of the Vendors in accordance with their respective terms.

2.3	The execution, delivery and performance by the Vendors of this agreement will not:

(a)	result in a breach of any provision of the constitution of any Vendor;

(b)	result in a breach of, or constitute a default under, any instrument to which any Vendor is a party or by which any Vendor is bound and which is material in the context of the transactions contemplated by this agreement; or

(c)	result in a breach of any order, judgment or decree of any court or Governmental Authority to which a Vendor is a party or by which any Vendor is bound and which is material in the context of the transactions contemplated by this agreement.

2.4	No:

(a)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of any Vendor;

(b)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of any Vendor; or

(c)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which any Vendor is the mortgagor or chargor.

2.5	Each Vendor:

(a)	is not insolvent within the meaning of section 95A of the Corporations Act or section 239C of the Companies Act;

(b)	has not stopped paying its debts as and when they fall due;

(c)	has not been served with a demand under section 459E of the Corporations Act which it is taken under section 459F of the Corporations Act to have failed to comply with; and

(d)	is not subject to voluntary administration under Part 5.3A of the Corporations Act or under Part 15A of the Companies Act.

2.6	Where a Vendor is an individual, that Vendor is not insolvent. For the purposes of this Warranty 2.6, a Vendor will be insolvent if:

(a)	a trustee or similar officer is appointed in respect of the Vendor or any of the Vendor’s assets;

(b)	an order is made for the bankruptcy of the Vendor or his or her estate or an event occurs that would give a court the right to make such an order;

(c)	a moratorium of any debts of the Vendor, a personal insolvency agreement or any other assignment, composition or arrangement with the Vendor’s creditors or any similar proceeding or arrangement by which the assets of the Vendor are subjected conditionally or unconditionally to the control of the Vendor’s creditors or a trustee is ordered or applied for;

(d)	the Vendor is declared or taken under any applicable law to be insolvent or unable to pay his or her debts or the Vendor admits in writing that he or she is insolvent or unable to pay his or her debts;

(e)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made or issued against or in relation to any asset of the Vendor; or

(f)	any event under any law which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs 2.6(a) to 2.6(e) (inclusive).

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 41
ME_130835635_20 (W2013)

Warranty 3 - The Group Companies

3.1	Each Group Company:

(a)	is validly existing under the laws of its place of incorporation or registration and in good standing;

(b)	is accurately described in Schedule 2;

(c)	has full corporate power to own its properties, assets and businesses and to carry on the businesses it conducts; and

(d)	has good and marketable title to all the assets included in the Accounts.

3.2	No:

(a)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of a Group Company;

(b)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of a Group Company; or

(c)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which a Group Company is the mortgagor or chargor.

3.3	Each Group Company:

(a)	has no subsidiaries within the meaning of the Corporations Act, other than another Group Company; and

(b)	has no interest in the share capital of any company, other than another Group Company

3.4	No Group Company:

(a)	acts or carries on business in partnership with any other person;

(b)	is a member (other than through the holding of share capital) of any corporate or unincorporated body, undertaking or association (other than a trade association); or

(c)	holds or is liable on any share or security (other than a share or security in a trade association) which is not fully paid up or which carries any liability.

3.5	No Group Company trades under a name other than its corporate name (excluding trademarks or business names registered in a name other than its corporate name).

3.6	No Group Company:

(a)	is insolvent within the meaning of section 95A of the Corporations Act or section 239C of the Companies Act;

(b)	has stopped paying its debts as and when they fall due;

(c)	has been served with a demand under section 459E of the Corporations Act which it is taken under section 459F of the Corporations Act to have failed to comply with; or

(d)	is subject to voluntary administration under Part 5.3A of the Corporations Act or under Part 15A of the Companies Act.

Warranty 4 - Share capital

4.1	The Shares:

(a)	comprise the entire share capital of the Company;

(b)	are fully paid; and

(c)	were validly issued.

4.2	The Vendors have complete and unrestricted power and right to sell, assign and transfer the Shares to the Purchaser.

4.3	There are no:

(a)	securities convertible into shares of any Group Company;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 42
ME_130835635_20 (W2013)

(b)	options or other entitlements:

(i)	over the Shares or shares of any Group Company; or

(ii)	to have shares of any Group Company issued; or

(c)	restrictions on the transfer of any Shares or shares of any Group Company.

4.4	There is no Security Interest over or affecting the Shares, or shares of any Group Company, or any of them.

Warranty 5 - The Accounts

5.1	The Accounts:

(a)	give a true and fair view of:

(i)	the assets, liabilities, financial position and state of affairs of the Group as at the Accounts Date; and

(ii)	the financial performance of the Group for the year ended on the Accounts Date;

(b)	were prepared in accordance with:

(i)	the Accounting Standards, the Corporations Act, Financial Reporting Act and all other applicable laws; and

(ii)	the same accounting policies, practices and procedures (and method of application of them) as were applied in the corresponding accounts for the previous three years;

(c)	contain proper and adequate provision for and full disclosure of all liabilities, whether actual, contingent or otherwise, of the Group at the Accounts Date; and

(d)	are not affected by any abnormal, extraordinary, exceptional or non-recurring items.

5.2	Since the Accounts Date:

(a)	there has been no material adverse change in the assets, liabilities, turnover, earnings, financial condition, trading position, affairs, performance or prospects of any Group Company and no fact, matter, event or circumstance has occurred which is likely to give rise to such a change;

(b)	except for a dividend of A$22,386,000 paid by the Company on 1 July 2016, a dividend of NZ$1,000,000 paid by APCNZ on 12 August 2016 and further dividends to be paid out of retained earnings prior to Completion, no dividend or distribution of capital or income has been, or will be before Completion, declared, made, paid or determined to be payable in respect of any share capital of a Group Company whether of cash, specific assets or otherwise;

(c)	each Group Company has carried on the Business in the ordinary and usual course and has not entered into any contracts or arrangements other than in the ordinary and usual course of carrying on business of the Business;

(d)	no Group Company has incurred or undertaken any actual or contingent liabilities or obligations, including Tax, except in the ordinary and usual course of business;

(e)	no Group Company has acquired or disposed of or dealt with any assets, nor has it entered into any agreement or option to acquire or dispose of any assets other than in the normal course of business for full market value;

(f)	except in the ordinary and usual course of business, no Group Company has borrowed money;

(g)	except by operation of law or in the ordinary and usual course of its business, no Group Company has granted any Security Interest over any of its inventory or assets;

(h)	no Group Company has paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the law requires it or in accordance with a superannuation or retirement scheme in force at the Accounts Date;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 43
ME_130835635_20 (W2013)

(i)	except for salary increases granted to some employees for amounts that do not exceed Consumer Price Index increases during the financial year ending on the Accounts Date, no Group Company has entered into or altered any contract of service with any officers, employees or agents, or increased or agreed to increase the rate of remuneration or compensation payable to any of its officers, employees or agents;

(j)	no Group Company has implemented any new accounting or valuation method for its business, assets, property or rights;

(k)	no major supplier of a Group Company has:

(i)	reduced the level of its supplies to that Group Company;

(ii)	indicated an intention to cease or reduce the volume of its trading with the Group Company after Completion; or

(iii)	materially altered the terms on which it trades with the Group Company;

(l)	no major customer of a Group Company has:

(i)	reduced the level of its custom from that Group Company;

(ii)	indicated an intention to cease or reduce the volume of its trading with the Group Company after Completion; or

(iii)	materially altered the terms on which it trades with the Group Company;

(m)	except for bonuses paid to some Key Employees for amounts agreed to by the Purchaser, no loans have been made nor Bonuses paid by a Group Company to employees, nor have any advances or loan money been accepted from any employees; and

(n)	no resolutions have been passed by the members or directors of a Group Company except in the ordinary and usual course of business of that Group Company and those necessary to give effect to this agreement.

5.3	Except as set out in Schedule 6, no Group Company has provided any guarantee or letter of comfort or made any representation or given any undertaking to any person in respect of the obligations or solvency of any other person or in support of or as an inducement to or otherwise in connection with the provision of financial accommodation, whether or not considered by the Group Company to be legally binding.

5.4	The Vendors have provided to the Purchaser full details in complete terms of every contract under which Group Companies receive, or are entitled to receive, financial accommodation from any person, including any other Group Company.

5.5	Except as set out in the Due Diligence Materials, no Group Company is a party to any foreign currency transaction.

5.6	The Management Accounts:

(a)	show a materially accurate view of:

(i)	the financial position and state of affairs of the Group and the Business as at the date to which they have been prepared; and

(ii)	the financial performance of the Group and the Business for the period in respect of which they have been prepared;

(b)	were prepared in accordance with the same accounting policies as were applied in the preparation of the management accounts of the Group and the Business in the previous 12 months; and

(c)	are not affected by an unusual, abnormal, extraordinary or non-recurring item.

Warranty 6 - Records

The Records:

(a)	are in the physical possession or control of the Group;

(b)	are, at Completion, located at the Properties;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 44
ME_130835635_20 (W2013)

(c)	have been fully, properly and accurately kept and completed in accordance with all applicable laws and are up-to-date where legally required;

(d)	include all records required under, or to comply with or support any return or claim under, any applicable law (including under Tax Law, the Corporations Act and the Financial Reporting Act);

(e)	do not contain material inaccuracies or discrepancies of any kind; and

(f)	as far as necessary, have been prepared in accordance with the requirements of the Corporations Act, the Financial Reporting Act and the Accounting Standards.

Warranty 7 - Commitments

7.1	There are no agreements, arrangements or understandings affecting a Group Company or any Business of a Group Company that:

(a)	the Purchaser will be unable to terminate after the Completion Date on giving 30 days’ notice or less without penalty provided that this warranty will not apply to real property, equipment and motor vehicle leases;

(b)	are material to the operation of the Business of a Group Company and have not been disclosed in the Due Diligence Materials;

(c)	are outside the ordinary and proper course of business of the Business or otherwise contain any unusual, abnormal or onerous provisions;

(d)	are incapable of being fulfilled or performed on time without undue or unusual expenditure of money or effort;

(e)	entitle the other party to terminate the agreement, or impose terms less favourable to the Business, by reason of the change in ownership of a Group Company;

(f)	were not negotiated and entered into on arm’s length terms;

(g)	are in the nature of a partnership, joint venture or consortium arrangement or agreement or any agreement for sharing commissions or other income;

(h)	involve, or are likely to involve, an aggregate outstanding or potential expenditure or commitment by a Group Company of more than $500,000;

(i)	are having, or are likely to have, a material adverse effect on the financial or trading position, performance, or prospects of the Business;

(j)	limit or exclude a Group Company’s right to do business and/or to compete in any area or in any field or with any person; or

(k)	if properly managed after Completion, are or will be unprofitable.

7.2	With respect to each contract material to the Business:

(a)	no party to the contract is in default;

(b)	there are no grounds for rescission, avoidance or repudiation of that contract;

(c)	no party has given notice to terminate it or has sought to repudiate or disclaim it or intends to do so;

(d)	there are no facts or circumstances which are likely to give rise to any of the above; and

(e)	there will be no liability on a Group Company to account for goods and services tax (GST) without the Group Company being entitled to increase the consideration payable under that contract, or otherwise seek reimbursement, so that the Group Company retains the amount it would have obtained but for the imposition of GST.

7.3	All Taxes (including stamp duty) payable on all documents and transactions to which a Group Company is a party, or that any Group Company has an interest in enforcing, have been paid.

7.4	No offer, tender, quotation or the like given or made by any Group Company is capable of giving rise to a contract merely by any unilateral act of a Third Party, other than in the ordinary course of business.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 45
ME_130835635_20 (W2013)

7.5	The sale of the Shares will not give rise to any contractual right of:

(a)	any supplier material to the Business to cease or reduce supplying the Business; or

(b)	any customer material to the Business to cease or reduce their custom with the Business.

7.6	The Due Diligence Materials contain details of all discounts, rebates, allowances and other preferential terms of any nature available to the Business from its suppliers or offered by the Business to its customers.

7.7	The Due Diligence Materials contain copies of all documents and terms relating to each contract, agreement, arrangement or understanding material to the Business.

Warranty 8 - Superannuation

8.1	Each Group Company (other than APCNZ) has in the past and will make sufficient contributions:

(a)	to complying superannuation funds (as defined in the SGAA) in accordance with the SGAA to ensure that, as at the Completion Date, it will have no liability or potential liability to pay any superannuation guarantee charge, as defined in the SGAA; and

(b)	in accordance with, and have otherwise complied with, the requirements of the Choice of Fund regime in Part 3A of the SGAA so that it will have no liability or potential liability as at the Completion Date to pay an increased superannuation guarantee charge under subsections 19(2A) and/or 19(2B) of the SGAA.

8.2	As at the Completion Date, each Group Company will have complied with all of its obligations, duties and liabilities in respect of its Superannuation Arrangements, including making all contributions to the Superannuation Arrangements required to be made under their respective rules.

8.3	As at the Completion Date, there are no applicable industrial awards, agreements or other instruments or any other legal obligation which may impact upon the superannuation entitlements of an employee of a Group Company, and each Group Company has not made any representations in relation to the superannuation entitlements of an employee of a Group Company which could be taken to impact on that employee’s superannuation entitlements.

8.4	Each Superannuation Arrangement to which contributions have been made by each Group Company (other than APCNZ) is a complying superannuation fund for the purposes of the SGAA.

8.5	From the date employment commenced until the Completion Date, each Group Company (other than APCNZ) only made and only has an obligation to make contributions for the benefit of each of its employees at the rate required by the SGAA from time to time.

8.6	As at the Completion Date, the Superannuation Arrangements of which each Group Company’s employees are members only provide accumulation benefits to a Group Company’s employees.

8.7	Each Group Company is not a standard employer-sponsor in respect of any Superannuation Arrangement.

8.8	Except in respect of compulsory employer contributions pursuant to the KiwiSaver Act 2006 (NZ) APCNZ does not contribute to any Superannuation Arrangement.

8.9	APCNZ has complied with all its obligations, duties and liabilities under the KiwiSaver Act 2006 (NZ) and any other law relating to the KiwiSaver voluntary workplace savings scheme in New Zealand.

Warranty 9 - Employees

9.1	Full and correct particulars of the employees of the Group, including details in respect of remuneration, benefits, accrued or pro rata long service leave, personal and carer’s leave and annual leave entitlements, period of continuous service, work place location, job title or job function, notice period and bonus arrangements and whether employees have given notice to take parental leave, are contained in the Records of the Group which have been made available to the Purchaser for inspection before the date of this agreement.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 46
ME_130835635_20 (W2013)

9.2	No Group Company has made any contract, arrangement, understanding or representation (whether written or oral) under which one or more employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) if ownership (direct or indirect) of a Group Company changes, as will occur on the sale of the Shares.

9.3	No Claim has been made, nor has a Group Company received notice of any potential Claim, by or on behalf of any past or present employee or contractor against a Group Company.

9.4	There is no issue (including the expiry of any award, enterprise agreement or other instrument made or approved under law) which may lead to industrial action by employees or any industrial organisation of employees which may disrupt the Business or cause it to incur financial expenditure.

9.5	Each Group Company has complied with and continues to comply with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, Tax, superannuation, workers’ compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its past and present employees and contractors.

9.6	As at the date of this agreement, the employees of the Group:

(a)	are all employed to work in the conduct of the Business; and

(b)	are the only persons employed or engaged to work in the conduct of the Business.

9.7	As at the date of this agreement, none of the employees of the Group has terminated their employment or given notice of the termination of their employment and the Vendors are not aware that any employee intends to give notice of termination of their employment.

9.8	Each Group Company has not:

(a)	given a commitment (whether legally binding or not) to increase or supplement the remuneration, annual leave (including leave loading), long service leave, personal leave or any other compensation, gratuities or benefits of any employee; or

(b)	agreed to a share incentive scheme, share option scheme, bonus scheme, profit sharing scheme or other employee incentive scheme with an employee.

9.9	No schemes or arrangements operated by or relating to a Group Company in respect of the Business of a Group Company exist, which provide to any officer, employee, independent contractor or agent of a Group Company a commission, remuneration or other payment calculated by reference to the whole or part of the turnover, profits or sales of a Group Company or the Business.

9.10	No employee of the Group is entitled to any payment or benefit (or any increased payment or benefit) as a direct or indirect result of a change of control of a Group Company or on the sale of the Business (including where the change of control or sale is one of a number of preconditions to a payment or benefit or increased payment or benefit).

9.11	Except as set out in the Due Diligence Materials:

(a)	no industrial awards apply to or cover the employees of a Group Company;

(b)	no Group Company is a party to any enterprise agreement or collective bargaining agreement or any other instrument made or approved under any law in relation to any of the employees of a Group Company;

(c)	no Group Company is a party to any agreement, arrangement or understanding with a union or any representative of it or industrial organisation in relation to any of the employees of a Group Company;

(d)	there are no contracts, arrangements or understandings in place which apply to employees of a Group Company and provide for terms or conditions of employment more generous to employees of a Group Company than those specified in any applicable award, enterprise agreement or other instrument made or approved under any law;

(e)	there are no contracts, arrangements or understandings with any employees of a Group Company who are not covered by any award, enterprise agreement or other instrument made or approved under any law; and

(f)	no Group Company has contracts, arrangements or understandings with contractors in connection with the Business.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 47
ME_130835635_20 (W2013)

9.12	There are no written employment agreements with any person employed in the Business except as set out in the Due Diligence Materials. Except as required by law, all contracts of employment with employees of a Group Company may be terminated by the relevant Group Company, as employer, by notice of one month or less.

9.13	No notice, prosecution, prohibition, improvement notice or Claim has been received by the Vendors or a Group Company from any Governmental Authority in relation to the employment by the Group Company of the employees of a Group Company.

9.14	The Due Diligence Materials detail all contracts, arrangements and understandings with contractors in connection with the Business.

9.15	Other than Stefan Muenger and Mika Johansson in Australia and one employee in New Zealand, none of the employees of a Group Company requires a work visa or any licence or other form or approval to work in the conduct of the Business.

9.16	APCNZ does not employ any ‘vulnerable’ employees (being employees of APCNZ who are covered by Schedule 1A and Part 6A of the Employment Relations Act 2000 (NZ).

Warranty 10 - Workers’ compensation

The Vendors have disclosed to the Purchaser:

(a)	all Claims for workers’ compensation; and

(b)	all documents and information in a Group Company’s possession or of which the Vendors are aware relating to all events, incidents, injuries and conditions (including physical and mental health conditions and working conditions), work practices, policies and any other things occurring or existing or alleged to have occurred or existed in the period of four years prior to the Completion Date which could lead to or contribute to a Claim for workers’ compensation being made by any of a Group Company’s employees or contractors or any of its former employees or contractors.

Warranty 11 - Tax

Defined terms

11.1	In Warranty 11:

Group Liabilities has the meaning given to it in section 721-10 of the 1997 Tax Act that was not paid or otherwise discharged in full by the time the liability became due and payable.

Ruling means any ruling, determination, arrangement, clearance, consent or advice issued by, or negotiated with, any Tax Authority in respect of any Tax or Tax Law.

General warranties

11.2	Each Group Company has complied with all obligations imposed on the Group Company in respect of the activities of the Group Company by any Tax Law.

11.3	Each Group Company has paid, or the Accounts fully provide for, all Tax which the Group Company is or may become liable to pay in respect of the period up to and including the Accounts Date.

11.4	Each Group Company has filed, lodged or submitted all Tax returns and information regarding Tax and Tax matters in respect of the activities of the Group Company as and when required by Tax Law or requested by any Tax Authority.

11.5	Each Group Company has maintained sufficient and accurate records and all other information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Tax Authority or is required to be kept under any Tax Law in respect of the activities of the Group Company.

11.6	Each Group Company has, by the due dates, complied with all of its obligations under any law requiring the deduction or withholding of Tax from amounts paid by the Group Company in

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 48
ME_130835635_20 (W2013)

respect of the activities of the Group Company, whether on its own behalf or as agents, and has properly accounted for any Tax so deducted or withheld to any Tax Authority (other than amounts which have yet to become payable).

11.7	Each Group Company has complied with all obligations to register for the purposes of any Tax Law.

11.8	Each Group Company has complied with all obligations imposed under Tax Law in relation to the quotation of tax file numbers by employees of the Group Company, including the guidelines under applicable Privacy Law and have not committed an offence in relation to the collection, recording, use or disclosure of tax file numbers.

11.9	After the Accounts Date, the only Tax liabilities of each Group Company that have arisen or may arise on or before the Completion Date are, or will be, liabilities arising out of the normal business and trading activities of the Group Company.

11.10	Each Group Company:

(a)	is not involved in any audit, investigation or review of any of its Tax returns or business operations or any dispute with any Tax Authority and the Vendors are not aware of any circumstances or event which may give rise to any such audit, investigation or review;

(b)	has not entered into or been a party to any transaction which contravenes the anti-avoidance or transfer pricing provisions of any Tax Law;

(c)	is not currently the beneficiary of any extension of time within which to file, lodge or submit any Tax return or with respect to any Tax assessment or any Tax shortfall and no Group Company has agreed to waive any statute bar in respect of Tax; and

(d)	has not in the last five years been the subject of any audit by, or in dispute with, any Tax Authority.

11.11	Any statement, information, Ruling request, notice, computation, election or return which has been made, filed, lodged or submitted to a Tax Authority, or a Tax Officer within the meaning of any Tax Law, by the Group Company in respect of any Tax or Tax matter:

(a)	is true, correct and complete;

(b)	discloses all material facts which should be disclosed under any relevant Tax Law;

(c)	is not false, misleading or deceptive; and

(d)	has been made, filed, lodged or submitted on time.

11.12	The Vendors have provided the Purchaser all relevant information and material held by the Vendors or the Group Company pertaining to the income tax returns referred to in Warranties 11.4 and 11.5 from the 2012 income tax year onwards (including copies of any lodged income tax returns and any attachments) for inspection.

11.13	The Vendors have provided the Purchaser all relevant information and material held by the Vendors or the Group Company pertaining to any matter referred to in Warranty 11 for inspection.

11.14	All copies of information, notices or returns submitted to any Tax Authority by a Group Company in respect of Tax that have been supplied by the Vendors or their advisers to the Purchaser are true and complete copies of the originals.

11.15	The office of public officer of each Group Company as required under any Tax Law has always been occupied.

11.16	All transactions and other dealings between each Group Company and a Third Party, between a Group Company and another Group Company or between a Group Company and any of the Vendors and their Associates have been (and can be demonstrated to have been) conducted on arm’s length commercial terms.

11.17	Except for APCNZ which has a permanent establishment in New Zealand, no Group Company has a permanent establishment (as that expression is defined in any relevant double taxation agreement to which Australia is a party) outside Australia nor is any Group Company required to be registered in any place as a recognised foreign company or trust.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 49
ME_130835635_20 (W2013)

Rulings

11.18	Any transaction that each Group Company has entered into in reliance on any Ruling has been implemented in the manner disclosed in the application for the Ruling.

11.19	No Group Company has acted or failed to act in any way which has or might alter, prejudice or infringe any arrangement which has been negotiated with a Tax Authority or any Ruling which has previously been obtained from or issued by a Tax Authority.

11.20	No Group Company has made or requested any Ruling, objection or amended assessment in relation to its lodged, filed or submitted Tax returns.

11.21	Complete copies of all private rulings, advices, consents, advance opinions and clearances from a Tax Authority affecting the Company have been disclosed to the Purchaser in the Due Diligence Materials.

Stamp duty

11.22	All documents required to be created by each Group Company under a law relating to stamp duty or a Tax of a similar nature, have been created and have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

11.23	All documents which are liable to stamp duty or a Tax of a similar nature, or necessary to establish the title of a Group Company to an asset, have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

11.24	The Vendor has not in the last 5 years been a party to any transaction where an asset was transferred to an Associate and relief from stamp duty was obtained.

Elections

11.25	No Group Company has ever made, nor will make prior to the Completion Date, an interposed entity election within the meaning of section 272-85 to Schedule 2F of the 1936 Tax Act.

Losses

11.26	Nothing has occurred to deny or disallow a Group Company a Tax deduction in respect of any:

(a)	current year Tax losses;

(b)	carry forward Tax losses under any Tax Law, as at the Accounts Date; and

(c)	Tax losses incurred between the Accounts Date and the Completion Date,

other than the entry into this agreement or the transfer of Shares as contemplated by this agreement.

11.27	Nothing has occurred to deny or disallow a Tax deduction in respect of any prior year Tax losses allowed or claimed under any Tax Law as at the Completion Date.

11.28	To the extent that any Tax losses have been transferred to or from a Group Company, each Group Company has satisfied all relevant conditions under any Tax Law and the public officer of each Group Company has signed a written agreement on or before the date of lodgment of the transferee’s Tax return as required by the Tax Law.

Dividends

11.29	No Group Company (excluding APCNZ):

(a)	has made a frankable distribution (as defined in section 202-40 of the 1997 Tax Act) in breach of the bench mark rule (as defined in section 203-25 of the 1997 Tax Act);

(b)	has made a linked distribution (as defined in section 204-15 of the 1997 Tax Act);

(c)	has issued tax exempt bonus shares (as defined in section 204-25 of the 1997 Tax Act);

(d)	has streamed a distribution within the meaning of section 204-30 of the 1997 Tax Act;

(e)	has notified, nor is required to notify, the Commissioner about variances in its bench mark franking percentage under section 204-75 of the 1997 Tax Act;

(f)	is liable, nor will be liable at or before Completion, to pay franking deficit tax imposed by the New Business Tax System (Franking Deficit Tax) Act 2002 (Cth) in accordance with section 205-45 of the 1997 Tax Act;

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 50
ME_130835635_20 (W2013)

(g)	is liable, nor will be liable at or before Completion, to pay over-franking tax imposed by the New Business Tax System (Over-franking Tax) Act 2002 (Cth) in accordance with section 203-50 of the 1997 Tax Act;

(h)	will have a franking deficit at Completion or will have a franking deficit or franking debit arising on or after Completion relating to a transaction, event, act or omission occurring on or before Completion;

(i)	reasonably expects to receive a refund of Tax within three months of Completion; and

(j)	is a former exempting company,

and APCNZ’s imputation credit account does not have a debit balance at the Accounts Date and will not have a debit balance at Completion.

Rollover relief, and pre-CGT assets and change of ownership

11.30	No asset of a Group Company has been the subject of:

(a)	the operation of Division 149 of the 1997 Tax Act except in 24 May 1989 when the Company acquired interests from Eastside Clearing Agencies Pty Ltd; or

(b)	a claim for rollover relief under Subdivision 126-B of the 1997 Tax Act in circumstances where there might be an application of Subdivision 104-J of the 1997 Tax Act.

11.31	The sale of the Shares will not result in the application of Subdivision 104-J of the 1997 Tax Act to a Group Company.

Research and development

11.32	All Tax Relief for research and development expenditure, as allowed under the 1936 Tax Act or the 1997 Tax Act, claimed by a Group Company in any Tax return, or to be claimed by a Group Company in a Tax return, is supported by:

(a)	registration with Innovation Australia (or AusIndustry on behalf of Innovation Australia) within the required statutory time limit;

(b)	records that sufficiently demonstrate to both Innovation Australia (or AusIndustry on behalf of Innovation Australia) and the applicable Tax Authority that the research and development activities and expenditure meet all legislative requirements for the Tax Relief; and

(c)	where applicable, positive findings or other approvals by Innovation Australia (or AusIndustry on behalf of Innovation Australia).

Share capital account

11.33	No Group Company has a tainted share capital account within the meaning of Division 197 of the 1997 Tax Act and no Group Company has taken any action that might cause that Group Company’s share capital account to become a tainted share capital account, nor has an election been made at any time to untaint any Group Company’s share capital account.

Future Income Tax Benefit

11.34	Other than the transactions contemplated by this agreement, no event has occurred which has prevented or could prevent a Group Company obtaining the benefit of any future income tax benefit provided for in the Accounts.

Debt forgiveness

11.35	No debt owed by a Group Company has been, or has been agreed to be, released, waived, forgiven or otherwise extinguished by a person which would attract the operation of Division 245 of Schedule 2C of the 1936 Tax Act or Division 245 of the 1997 Tax Act.

11.36	No debt deductions have been denied to a Group Company in respect of income years up to and including the Completion Date pursuant to Division 820 of the 1997 Tax Act.

GST

11.37	Unless otherwise defined in this agreement, words or expressions used in Warranties 11.38 to 11.47 (inclusive) have the same meaning as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or the Goods and Services Tax Act 1985 (NZ), as the context requires and a reference to one Act includes the other Act and a reference to GST law includes both Acts.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 51
ME_130835635_20 (W2013)

11.38	No Group Company is a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that the Group Company retains the amount it would have retained but for the imposition of GST. However this warranty does not apply in respect of any contract, agreement, arrangement or understanding under which the consideration payable is stated in writing to include GST.

11.39	Each Group Company:

(a)	is registered for GST under the GST law;

(b)	has complied in all respects with the GST law; and

(c)	is not in default of any obligation to make any payment or return (including any Business Activity Statement) or notification under the GST law.

11.40	No Group Company has engaged in any avoidance scheme for the purposes of section 165-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or for the purposes of section 76 of the Goods and Services Tax Act 1985 (New Zealand).

11.41	No Group Company has entered into any contract, deed, arrangement or understanding which will make it exceed the financial acquisitions threshold.

11.42	Each Group Company has established internal procedures and systems necessary to ensure that its billing, accounts receivable and general ledger functions accurately capture and account for GST.

11.43	All information has been given necessary to ensure that any payment by an insurer under an insurance policy in which a Group Company has an interest is not treated as consideration for a supply.

11.44	Each Group Company has correctly and on a timely basis, returned GST on all taxable supplies and has no outstanding GST liabilities.

11.45	Each Group Company has correctly claimed input tax credits on all creditable acquisitions and has held valid tax invoices in each relevant tax period in which the input tax credits were claimed and continues to hold those tax invoices as required by law.

11.46	At the Completion Date, each Group Company holds all tax invoices, adjustment notes (including credit or debit notes), recipient or buyer created tax invoices and other documents (including any relevant GST agreements, such as recipient created tax invoice agreements) necessary for input tax credits and decreasing adjustments to be attributed to a tax period that commences prior to the Completion Date.

11.47	No Group Company has been paid any amount on account of, or in respect of, GST by any entity which it was not contractually entitled to be paid.

Warranty 12 - Litigation

12.1	No Group Company is engaged in any prosecution, litigation or arbitration proceedings and:

(a)	no such proceedings are pending or threatened in respect of which verbal or written communication has been given or received by any Group Company; and

(b)	there are no facts, matters or circumstances which are reasonably likely to give rise to any such proceedings.

12.2	There are no disputes which may or might give rise to any prosecution, litigation or arbitration proceedings.

12.3	There are no unsatisfied judgements, awards, claims or demands against any Group Company.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 52
ME_130835635_20 (W2013)

Warranty 13 - Privacy

13.1	Except as disclosed in the Due Diligence Materials, each Group Company has complied with Privacy Law in relation to Personal Information.

13.2	The performance by the Vendors of this agreement and the transfer of Personal Information to the Purchaser in connection with, or contemplated by, this agreement will not breach Privacy Law.

13.3	No individual has claimed, and no grounds exist for an individual to claim compensation from a Group Company for a breach of Privacy Law.

13.4	No notice has been received by a Group Company from a competent authority alleging a breach of Privacy Law.

Warranty 14 - Anti-Bribery and Anti-Corruption

Compliance with Anti-Bribery Laws

14.1	There is not, and has not been, any Anti-Bribery Law related enquiry, investigation, claim, legal action or disciplinary proceeding (including any internal investigation, enquiry or proceeding) concerning a Group Company whether commenced by or under the control of a:

(a)	Public Agency; or

(b)	Group Company.

14.2	There is not, and has not been, any Anti-Bribery Law related enquiry, investigation, claim, legal action or disciplinary proceeding (including any internal investigation, enquiry or proceeding) concerning any agent or customer or supplier of the Group, whether commenced by or under the control of:

(a)	a Public Agency;

(b)	a Group Company; or

(c)	the relevant agent, customer or supplier.

14.3	No Group Company has been involved in any breach or failure to comply with any Anti-Bribery Laws or any facts that are likely to give rise to any Anti- Bribery Law investigation or inquiry by or against:

(a)	a Group Company; or

(b)	an agent or a customer or supplier of the Group.

Unlawful payments

14.4	No Group Company, nor any of its directors, officers, employees, contractors, consultants or agents, has, directly or indirectly through a Third Party intermediary:

(a)	paid, offered, given, promised to pay, or authorised the payment of any funds or other things of value (including any fee, gift, sample, travel expense, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment in support in cash or in kind, however characterised) to any:

(i)	Public Agency;

(ii)	Public Official;

(iii)	person acting for and on behalf of any Public Agency; or

(iv)	agent or other person at the suggestion, request, direction or for the benefit of the above described persons; or

(b)	made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or made any other payment of a similar or comparable nature, to any person, regardless of the form, whether in money, property or services, to obtain favourable treatment in securing business or to obtain special concessions or to pay for favourable treatment for business secured or for special concessions already obtained.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 53
ME_130835635_20 (W2013)

14.5	No Group Company, nor any of its directors, officers, employees, contractors, consultants or agents, has, directly or indirectly through a Third Party intermediary:

(a)	demanded, agreed to receive, or accepted;

(b)	assisted in demanding, agreeing to receive or accepting; or

(c)	induced or authorised another person to demand, to agree to receive or to accept,

a benefit (whether money or any other advantage) for their own benefit or the benefit of another in a business transaction as consideration for granting favourable treatment in securing business or granting special concessions or favourable treatment for business secured or for special concessions already provided.

Proper recording of assets, funds and expenses in the books and records

14.6	The Group and each Group Company have at all times kept books and records of the Business that accurately reflect the transactions and assets of the Group, and have at all times maintained a system of internal accounting controls and policies and procedures that ensures that all expenditures are captured and accurately reflected on the books and records of the Business, and the Group and each Group Company does not maintain off-the-books accounts or bank accounts.

14.7	The Group and each Group Company maintain a system of internal accounting controls, internal controls over financial reporting and disclosure controls and procedures adequate to ensure:

(a)	that they each maintain no off-the-books accounts;

(b)	that their assets are used only in accordance with management directives; and

(c)	that the integrity and accuracy of their financial statements is maintained.

14.8	No Group Company, nor, as far as the Vendors are aware, any director, officer, employee, auditor, accountant, contractor, consultant, agent or representative of any Group Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Group or any Group Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Group or any Group Company has engaged in questionable accounting or auditing practices.

Contracts

14.9	No Group Company has entered into any agreement, understanding or arrangement with an agent which does not accurately represent the purpose of the agreement and the services to be rendered by the parties to it.

Schedule of dealings with Government Agencies or public officials

14.10	The Due Diligence Materials provides:

(a)	a full and complete record of the Group’s and each Group Company’s interactions with Public Agencies or public officials for the previous five-year period in regard to any Anti-Bribery Law; and

(b)	a full and complete record of any payment, gift or benefit provided to or received from any Public Agencies or public officials for the previous five-year period.

Warranty 15 - Intellectual property

15.1	Schedule 8 contains a complete and accurate list of all Intellectual Property Rights owned or used by the Group.

15.2	The Group Companies are the sole legal and beneficial owner of the Owned Intellectual Property Rights free from any Security Interest.

15.3	The Group Companies have the right to use all Intellectual Property Rights which are used in the conduct of the Business.

15.4	In respect of each Intellectual Property Licence:

(a)	the Intellectual Property Licence is valid, binding and enforceable;

(b)	a Group Company is not in breach of the Intellectual Property Licence; and

(c)	the licensor has not given notice to terminate it nor intend to do so.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 54
ME_130835635_20 (W2013)

15.5	Neither the Group nor any related body corporate of it has licensed, granted any rights in respect of, assigned or otherwise dealt with any of the Owned Intellectual Property to any person.

15.6	The Group has not, and is not, infringing the Intellectual Property Rights of any other person and no person has infringed or is presently infringing any of the Owned Intellectual Property.

15.7	Other than in respect of the Intellectual Property Licences, there are no royalties, licence fees or other similar fees payable by the Group or any related body corporate of it in connection with the use of any Intellectual Property Rights.

15.8	All registrations and applications for the Owned Intellectual Property are current and all application and registration fees and any renewal fees have been paid.

15.9	No Claims have been asserted challenging the Group’s use of, or rights to, Intellectual Property Rights used in the Business and, as at the date of this agreement, the Group has not received notice of any oppositions, cancellation actions, proceedings, Claims or complaints which have been brought or threatened by any person or any Governmental Agency in relation to the Owned Intellectual Property Rights or any other Intellectual Property Rights used by the Group.

15.10	The Group has not licensed, assigned, granted any rights or authorised or permitted any person to use the Owned Intellectual Property Rights.

15.11	Each of the Vendors and each Group Company has complied with reasonable industry practice to protect and maintain the confidentiality of the Confidential Information.

15.12	The Group has the right, against its employees and consultants employed in or engaged in connection with the Business, to claim ownership and title to all the Intellectual Property Rights generated by those persons in the course of, or in connection with, the Business.

15.13	The Due Diligence Materials contains copies of all documents and terms relating to each Intellectual Property Licence.

Warranty 16 - Computer systems and software

16.1	All the computers and computer systems owned or used by the Group:

(a)	are in a good state of repair and condition and are in full operating order and are fulfilling the purposes for which they were acquired or established in an efficient manner without material downtime or errors;

(b)	have adequate capacity for the Group’s present needs;

(c)	have adequate security, back-ups, hardware and software support and maintenance and trained personnel to ensure so far as is reasonable:

(i)	that breaches of security, errors and breakdowns are kept to a minimum; and

(ii)	that no material disruption will be caused to the Business or any material part of the Business in the event of a breach of security, error or breakdown;

(d)	are properly documented so as to enable them to be used and operated by any reasonably qualified personnel; and

(e)	are owned and under the sole control of the Group, are located in premises occupied by the Group, are not shared with or used by or on behalf of or accessible by any other person.

16.2	No software owned by, or licensed to the Group has been licensed or sub-licensed to any other person by the Group or a related body corporate of it.

16.3	All software used on the computers used by the Group:

(a)	performs efficiently in accordance with its specification and does not contain any defect or feature which may adversely affect its performance; and

(b)	is lawfully held and used and does not infringe the Intellectual Property Rights of any person and all copies held have been lawfully made.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 55
ME_130835635_20 (W2013)

16.4	The copyright in the software or source code for the software used on the computers and computer systems owned or used by the Group:

(a)	in the case of software written or commissioned by the Group, is owned exclusively by the Group, and no other person has rights in or rights to use that software or source code or copies of that software or source code;

(b)	in the case of standard packaged software purchased outright, is licensed to the Group on an express or implied licence which does not require the Group to make any further payments, is not terminable without the consent of the Group and imposes no material restrictions on the use or transfer of the software; and

(c)	in the case of all other software, is licensed to the Group on the terms of a valid written licence which requires payment by the Group of a fixed annual licence fee at a rate not exceeding that paid in the financial year ended on the Accounts Date, and (except for reasonable fees for software support) requires the Group to make no further or other payment, is not terminable (except for failure to pay the licence fee) without the consent of the Group and imposes no material restrictions on the use or transfer of the software.

Warranty 17 - Insurance

17.1	All relevant details of the insurance policies in respect of which any Group Company has an interest have been included in the Due Diligence Materials.

17.2	There are no individual or related claims under the policies referred to in Warranty 17.1 for amounts in excess of $100,000.

17.3	All premiums in respect of the insurances referred to in Warranty 17.1 will have been paid before the Completion Date.

17.4	Nothing has been done or omitted to be done which would make any insurance contract void or voidable or which would permit an insurer to cancel the insurance contract or refuse or reduce a claim, increase the premium or alter any of the other provisions of the insurance contract.

17.5	Under the insurance policies in which a Group Company has an interest:

(a)	all of the property and assets of a Group Company of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against; and

(b)	each Group Company is adequately insured for such amounts as would be maintained in accordance with prudent business practice in respect of all risks, whether in relation to damage to property, personal injury, public liability, product liability, workers’ compensation, business interruption insurance or otherwise.

Warranty 18 - Properties

General

18.1	The particulars of the Properties and the Leases set out in Schedule 9 are true and complete in all respects.

18.2	Details of all material documentation pursuant to which the Properties are used or occupied by the Group Companies have been provided to the Purchaser and there are no other documents, correspondence or other material which has not been provided to the Purchaser which affects the Leases or the interests of any Group Company in the Properties.

18.3	The Properties are the only land and buildings used or occupied by the Group in connection with the Business.

18.4	The Group Companies have exclusive occupation and right of quiet enjoyment of each of the Properties and none of the Properties is subject to any sub-lease, tenancy or right of occupation by any person other than the Company.

18.5	No notices have been received by the Vendors or any Group Company and there is no order, declaration, report, recommendation or approved proposal of a public authority or government department which would materially affect the use of any of the Properties.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 56
ME_130835635_20 (W2013)

18.6	Each of the Properties is not:

(a)	subject to any restrictive covenant or exception or reservation which adversely affects its value or use (including without derogation, its use for the purposes of carrying on the Business);

(b)	affected by any proposals for compulsory acquisition or road widening; or

(c)	otherwise adversely affected.

18.7	No Group Company will have any residual liability in respect of any leasehold premises that it has assigned, whether or not the relevant lessor gave any release to the relevant Group Company.

18.8	There are no:

(a)	improvements constructed on the Properties which encroach on land abutting the Properties;

(b)	structures owned by a Third Party which encroach on the Properties;

(c)	disputes claims or actions relating to any of the Properties or their use including disputes with any Governmental Agency, adjoining or neighbouring owner with respect to boundary walls or fences or with respect to any easement, right or means of access to the Properties;

(d)	buildings or other erections or chattels, fixtures or fittings forming part of any improvement on the Properties that any person is entitled to remove; or

(e)	Security Interests (other than any lien arising by operation of law or in the ordinary course of business) affecting any of the Leases.

18.9	The principal means of access to the Properties is over roads which have been taken over by the local or other highway authority and which are maintainable at public expense and no means of access to the Properties is shared with another party.

18.10	No building or structure on the Properties:

(a)	has been affected by structural damage or electrical defects or by timber infestation or disease;

(b)	contains any asbestos or similar material hazardous to health or which may require removal or repair; or

(c)	is subject to infestation by any vermin, insect or animal life.

18.11	All utilities and services needed for the proper operation of the Business on the Properties:

(a)	are connected to the Properties;

(b)	are separately metered on the Properties;

(c)	have had the supply and connection arrangements approved by the supplying authority; and

(d)	comply with applicable laws.

18.12	All premiums payable by a Group Company in respect of insurance policies with respect to the Properties which have become due have been duly paid.

18.13	The use of each Property for the carrying on of the Business does not breach any Law.

18.14	Each consent required under any Law for every development carried out in relation to any Property has been properly obtained and any conditions or restrictions imposed on any consent have been observed and performed.

18.15	No Group Company nor a Vendor has received any notice from any Government Agency or from any other person concerning the Properties which has not been complied with and there are no proposals made or intended to be made by any Government Agency or any other person:

(a)	concerning the acquisition or resumption of the whole or any part of the Properties;

(b)	requiring the doing of work or expenditure of money on or in relation to the Properties; or

(c)	which would adversely affect the whole or any part of the Properties.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 57
ME_130835635_20 (W2013)

18.16	Each Lease is current and enforceable and any Lease required by law to be registered has been registered.

18.17	Neither the lessor nor lessee under a Lease:

(a)	has defaulted in the payment of rent or other moneys; or

(b)	has breached any other material obligation.

18.18	No lessor under a Lease:

(a)	has served any notice to terminate the Lease; or

(b)	has knowingly waived any breach of covenant, obligation or restriction under a Lease.

18.19	No Group Company nor a Vendor:

(a)	has agreed to any assignment, subletting, parting with possession or surrender of a Lease or any part of the property leased;

(b)	has given any materially false or misleading information to an authority having jurisdiction over property the subject of a Lease; or

(c)	is entitled to any rent free period or other incentives under a Lease.

18.20	There is no:

(a)	dispute with any authority having jurisdiction over the property the subject of a Lease; or

(b)	arrears of rent under a Lease.

18.21	The lessor has not installed any fixtures or fittings at any of the Properties which any Group Company has the obligation to maintain under the terms of the Leases.

18.22	No Group Company:

(a)	will have any liability whatsoever after Completion for any leasehold or other occupation interest in any properties (other than the Properties); or

(b)	has, or will from Completion have, any liability for any Claims at any time arising directly or indirectly out of any leasehold or other occupation interest in any properties (other than the Properties).

Warranty 19 - Environment

19.1	In Warranty 19:

Contaminant means a solid, liquid or gaseous substance, odour, heat, sound, vibration or radiation which is or may be:

(a)	noxious or poisonous or offensive to the senses of human beings;

(b)	harmful or potentially harmful to the health, welfare, safety or property of human beings;

(c)	poisonous, harmful, or potentially harmful to animals or plants; or

(d)	detrimental to any beneficial use made of the Environment.

Environment means the physical factors of the surrounds of human beings including the land, waters, atmosphere, climate, sound, odours, place, the biological factors of animals and plants and the social factors of aesthetics.

Environmental Authorisation means any authorisation, approval, permit, licence or authority required by any Environmental Law.

Environmental Law means a law regulating or otherwise relating to the Environment including, without limitation, land use, planning, pollution of the atmosphere, water or land waste, the storage and handling of chemicals, Hazardous Substances, or any other aspect of protection of the Environment.

Hazardous Substance means any substance which is, or may be, hazardous, toxic, dangerous or polluting or which is regulated by any Environmental Law.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 58
ME_130835635_20 (W2013)

19.2	There is no Contaminant:

(a)	present in, on or under the Properties; or

(b)	in, on or under any other part of the Environment which has originated or emanated from the Properties.

19.3	The Business:

(a)	is and has always been carried on and maintained in compliance with every applicable Environmental Law; and

(b)	is not and has not been conducted in a manner which is negligent or could result in or cause a nuisance.

19.4	All Environmental Authorisations, necessary to operate the Business:

(a)	have been obtained;

(b)	are in full force and effect;

(c)	have always been complied with in all regards; and

(d)	are not being appealed by any person.

19.5	No event has occurred nor does any fact or circumstance exist which:

(a)	could lead to any Environmental Authorisation necessary to operate the Business lawfully being modified, suspended, revoked or not renewed;

(b)	with the giving of notice or lapse of time, or both, would cause the Vendors or the Purchaser to be in breach of any:

(i)	Environmental Authorisation;

(ii)	Environmental Law;

(c)	may require the Vendors, a Group Company or the Purchaser to carry out any work or pay any money in relation to the Properties in order for the Business or the Properties to comply with any Environmental Law or any notice or requirement issued pursuant to any Environmental Law; or

(d)	would give rise to a claim from any person against the Purchaser, a Group Company or the Vendors relating to:

(i)	a breach by the Vendors of any Environmental Law or Environmental Authorisation;

(ii)	the handling, storage or use of any Hazardous Substance; or

(iii)	the discharge of any Contaminant from the Properties.

19.6	There is:

(a)	no plan or policy which has been or is required to be prepared in relation to the Properties under any Environmental Law;

(b)	no Hazardous Substance present on, at, under or emanating from any of the Properties except in such quantities and stored in such a manner as is allowed by an Environmental Law; and

(c)	nothing in, on or under or emanating from any of the Properties (including underground tanks and associated piping) that would require notification to any Governmental Authority or could entitle any Governmental Authority to require monitoring, closure, clean up or remediation under any Environmental Law.

19.7	The Properties are not the subject of any charge in favour of any Governmental Authority as security for the cleaning up of the Properties or other costs under any Environmental Law.

19.8	No survey, assessment, inspection, audit or report in respect of Environmental Matters which relates to any Property has been carried out or prepared for or on behalf of a Group Company.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 59
ME_130835635_20 (W2013)

Warranty 20 - Ownership of assets

20.1	Except for those assets the subject of equipment leases, the Group legally and beneficially owns, free from Security Interest, all of the property and assets included in the Accounts or which it purports to own and all assets acquired since the Accounts Date except for current assets subsequently sold or realised in the ordinary course of business.

20.2	Each Group Company owns or has valid and subsisting leases to use:

(a)	all plant and equipment; and

(b)	all other assets,

used by it, or which it requires, to conduct the Business.

20.3	The assets used by each Group Company in the Business:

(a)	are all located on the Properties;

(b)	are in the physical possession of the Group Company; and

(c)	are the only assets necessary for the conduct and operation of the Business as it is currently carried on.

20.4	Each item of Plant and Equipment:

(a)	is, for the avoidance of doubt, located on the Properties;

(b)	is in a good and safe state of repair and condition and satisfactory working order for its age and has been regularly and properly maintained;

(c)	is in a Group Company’s possession or control;

(d)	is recorded in the plant register of that Group Company;

(e)	is capable of being operated fully and efficiently for the purposes for which it was designed or purchased;

(f)	has been maintained, repaired and serviced in accordance with prudent business practice and (where applicable) manufacturers’ and suppliers’ recommended requirements;

(g)	is used in and not surplus to the requirements of the Business;

(h)	is not dangerous, obsolete or in need of renewal or replacement;

(i)	is not subject to any order, notice or requirement of any Governmental Agency; and

(j)	has been operated in accordance with all applicable laws.

20.5	For each item of Plant and Equipment:

(a)	the rate of depreciation applied as shown in the Accounts has been consistently applied; and

(b)	its value in the Accounts does not exceed its market value as at the Accounts Date.

20.6	Each Group Company has policies in place to ensure the safe operation of the Plant and Equipment and such policies comply with any applicable occupational health and safety legislation and good industry practice.

20.7	In relation to Security Interests:

(a)	the Due Diligence Materials contain full details of all Security Interests held by each Group Company, including details of the means by which the Security Interest is Perfected.

(b)	each Security Interest held by a Group Company (including in relation to its own assets):

(i)	is Perfected by the means detailed in the Due Diligence Materials; and

(ii)	is Perfected with the highest ranking priority possible under the PPSA in relation to that type of Security Interest.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 60
ME_130835635_20 (W2013)

Warranty 21 - Trade practices and consumer law

No Group Company nor any of their officers or employees has committed or omitted to do any act or thing the commission or omission of which is a contravention of the Australian Consumer Law (Section 2 to the Competition and Consumer Act 2010 (Cth)), the Fair Trading Act 1999 (Vic), the Fair Trading Act 1981 (NZ) or like legislation in any other state or territories of Australia.

Warranty 22 - Information

22.1	The Vendors have disclosed to the Purchaser all information relating to the Group Companies and the Business or otherwise in relation to the subject matter of this agreement which might, if disclosed, reasonably be expected to affect the decision of a prospective purchaser to enter into this agreement, or the price at which, or the terms on which, a prospective purchaser might be willing to purchase the Shares.

22.2	Each statement and all information set out in the schedules to this agreement and the Due Diligence Materials is true, complete and accurate and not misleading or deceptive.

22.3	There is no fact, matter or circumstance known to the Vendors which renders any of the information referred to in Warranties 22.1 or 22.2 misleading or deceptive.

22.4	All copies of documents provided by the Vendors to the Purchaser or its Representatives in relation to the Group or the Business of the Group, including in the Due Diligence Materials, are true copies.

22.5	All predictions, projections, expectations, opinions and forecasts provided by or on behalf of the Vendors to the Purchaser or its Representatives are:

(a)	arrived at in good faith after due and careful consideration;

(b)	bona fide operational documents of the Group or the Business of the Group (and as such were not prepared for the purpose of disclosure to the Purchaser or other potential purchasers of the Business, unless expressly indicated otherwise on the face of the document); and

(c)	reasonable.

Warranty 23 - Compliance with applicable laws

23.1	Each Group Company has complied with all applicable laws (whether applicable to the conduct of the Business, the use of the Properties and the other assets of the Group Company or in any other manner) and no contravention or allegation of any contravention of any applicable law has been made against any Group Company or the Vendors.

23.2	Each Group Company:

(a)	holds all licences, approvals, consents, rights, registrations, permits, certificates and other authorisations necessary for the use of the Properties and for the conduct of the Business (Approvals);

(b)	has complied with all terms, conditions and other provisions of or applicable to those Approvals;

(c)	has not done or permitted to be done anything that would cause any of the Approvals to be terminated; and

(d)	has not received any notice that any Approval will be revoked, suspended, modified or will not be renewed.

23.3	There is no fact or matter which might prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any Approval.

23.4	The Vendors have disclosed to the Purchaser:

(a)	all Approvals; and

(b)	all conditions and notices attaching or applicable to the Approvals.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 61
ME_130835635_20 (W2013)

23.5	No Vendor nor any Group Company has received any notice that any Approval, statutory permit or licence will be revoked, suspended, modified or will not be renewed.

23.6	The Vendors have completed and lodged all returns and statements required to be lodged by law with any Government Agency and the returns and statements so lodged were true and correct in every respect.

Warranty 24 - Liabilities under asset and other sale agreements

No Group Company will have any obligations (actual or contingent) after Completion to:

(a)	do any act, matter or thing; or

(b)	pay any moneys under any indemnity, under any agreement entered into by that Group Company or any other Group Company before Completion for the sale of any assets, shares or partnership interest by any Group Company.

Warranty 25 - Stock

25.1	All Stock:

(a)	is in the physical possession of each Group Company (other than Stock in transit in the ordinary course of business and Stock ordered by and paid for by the Group Company before the Completion Date but not received by the Completion Date in the ordinary course of business);

(b)	is in good and marketable condition; and

(c)	conforms with all relevant specifications and standards.

25.2	Packaging materials and labels used by each Group Company on Stock do not contain false and misleading or deceptive statements or representations and are not contrary to any law.

25.3	The level of Stock is sufficient to meet and is not materially surplus to the requirements of the Business.

25.4	There is a ready market for the Stock and it can be sold in the ordinary and normal course of trading in the Business in the time period within which the Business would expect to sell it and at the Business’ current price list without any rebate, discount or allowance (other than normal customer rebates, discounts or allowances).

25.5	Except for stock the subject of a Permitted Security Interest, no item of Stock has been delivered to any Group Company on terms that title remains with the seller until the Group Company pays for it in full.

25.6	On Completion, each Group Company’s stock position including Stock on order and Stock in transit or in bond or held on a consignment basis by customers of the Group Company, will be fully and accurately reflected in the Records of the Business with Stock being valued on the same basis as in the Accounts.

Warranty 26 - Defective products

No Group Company has manufactured, sold or supplied any products or services which are or were or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made or given by it or with all applicable regulations standards and requirements.

Warranty 27 - Effect of sale of Shares

27.1	The transfer of the Shares to the Purchaser under this agreement will not result in any supplier or customer of a Group Company ceasing or being entitled to substantially reduce its level of business with the Group Company.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 62
ME_130835635_20 (W2013)

27.2	The entry into and performance of this agreement does not and will not:

(a)	result in the breach of any of the terms, conditions or provisions of any agreement or arrangement to which a Group Company is a party;

(b)	relieve any person from any obligation to a Group Company;

(c)	result in the creation, imposition, crystallisation or enforcement of any Security Interest or other Third Party right or interest on a Group Company, its assets or undertaking;

(d)	result in any indebtedness of a Group Company becoming due and payable; or

(e)	result in any obligation of a Group Company being accelerated.

Warranty 28 - Delegations, offers, finder’s fees

28.1	No power of attorney given by a Group Company will be in force after Completion.

28.2	Any offer, tender or quotation made or given by a Group Company which is outstanding and capable of acceptance by a Third Party, was made or given in the ordinary course of business.

28.3	None of the Vendors, a Group Company and any Associate of the a Vendor or a Group Company has taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of the Shares under this agreement.

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 63
ME_130835635_20 (W2013)

Signing page

EXECUTED as an agreement.

Executed by C.H. Robinson (Australia) Pty Ltd in accordance with Section 127 of the Corporations Act 2001 in the presence of

/s/ Troy A. Renner	<	/s/ Ben G. Campbell	<
Signature of director		Signature of director/company secretary (Please delete as applicable)

Troy A. Renner		Ben G. Campbell
Name of director (print)		Name of director/company secretary (print)

Signed sealed and delivered by Anthony James Considine in the presence of

Signature of witness		Signature of Anthony James Considine

Name of witness (print)

Signed sealed and delivered by Victoria Anne Considine in the presence of

Signature of witness		Signature of Victoria Anne Considine

Name of witness (print)

Signed sealed and delivered by Kenneth William Franklin in the presence of

Signature of witness		Signature of Kenneth William Franklin

Name of witness (print)

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 64
ME_130835635_20 (W2013)

Signing page

EXECUTED as an agreement.

Executed by C.H. Robinson (Australia) Pty Ltd in accordance with Section 127 of the Corporations Act 2001 in the presence of

	<		<
Signature of director		Signature of director/company secretary (Please delete as applicable)

Name of director (print)		Name of director/company secretary (print)

Signed sealed and delivered by Anthony James Considine in the presence of

/s/ CHRISTOPHER MORRIS		/s/ Anthony James Considine
Signature of witness		Signature of Anthony James Considine

CHRISTOPHER MORRIS
Name of witness (print)

Signed sealed and delivered by Victoria Anne Considine in the presence of

/s/ CHRISTOPHER MORRIS		/s/ Victoria Anne Considine
Signature of witness		Signature of Victoria Anne Considine

CHRISTOPHER MORRIS
Name of witness (print)

Signed sealed and delivered by Kenneth William Franklin in the presence of

/s/ CHRISTOPHER MORRIS		/s/ Kenneth William Franklin
Signature of witness		Signature of Kenneth William Franklin

CHRISTOPHER MORRIS
Name of witness (print)

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 65
ME_130835635_20 (W2013)

Signed sealed and delivered by Michael Anthony Smith in the presence of

/s/ CHRISTOPHER MORRIS		/s/ Michael Anthony Smith
Signature of witness		Signature of Michael Anthony Smith

CHRISTOPHER MORRIS
Name of witness (print)

Executed by Sharcom Pty Ltd as trustee for The K&J Franklin Family Trust in accordance with Section 127 of the Corporations Act 2001 in the presence of

/s/ KENNETH WILLIAM FRANKLIN	<	/s/ JANINE MAREE FRANKLIN	<
Signature of director		Signature of director/company secretary (Please delete as applicable)

KENNETH WILLIAM FRANKLIN		JANINE MAREE FRANKLIN
Name of director (print)		Name of director/company secretary (print)

Share sale agreement
MinterEllison | Ref: SLRB:SDYC 1136588	Page 66
ME_130835635_20 (W2013)